                    LOEWEN GROUP INTERNATIONAL, INC., as Issuer

                        THE LOEWEN GROUP INC., as Guarantor


                                        and


                  STATE STREET BANK AND TRUST COMPANY, as Trustee



                                     INDENTURE

                              Dated as of May 28, 1998



                                    $450,000,000

                              Senior Guaranteed Notes

                                 TABLE OF CONTENTS

                                                                                 PAGE
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

                                     ARTICLE 1
              DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT . . . . . . . . . 21
SECTION 1.03.  RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . 21

                                     ARTICLE 2
                                  THE SENIOR NOTES

SECTION 2.01.  ISSUANCE OF SENIOR NOTES. . . . . . . . . . . . . . . . . . . . . . 22
SECTION 2.02.  RESTRICTIVE LEGENDS . . . . . . . . . . . . . . . . . . . . . . . . 23
SECTION 2.03.  EXECUTION AND AUTHENTICATION. . . . . . . . . . . . . . . . . . . . 25
SECTION 2.04.  REGISTRAR AND PAYING AGENT. . . . . . . . . . . . . . . . . . . . . 25
SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . . . . . . . . . . 26
SECTION 2.06.  NOTEHOLDER LISTS. . . . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 2.07.  TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . 26
SECTION 2.08.  REPLACEMENT NOTES . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.09.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE . . . . . . . . . . . . . . . 27
SECTION 2.10.  SPECIAL TRANSFER PROVISIONS . . . . . . . . . . . . . . . . . . . . 28
SECTION 2.11.  FORM OF CERTIFICATES TO BE DELIVERED. . . . . . . . . . . . . . . . 30
SECTION 2.12.  OUTSTANDING SENIOR NOTES. . . . . . . . . . . . . . . . . . . . . . 32
SECTION 2.13.  TREASURY NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
SECTION 2.14.  TEMPORARY NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.15.  CANCELLATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.16.  DEFAULTED INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.17.  CUSIP NUMBER. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
SECTION 2.18.  DEPOSIT OF MONEYS . . . . . . . . . . . . . . . . . . . . . . . . . 34

                                     ARTICLE 3
                             REDEMPTION OF SENIOR NOTES

SECTION 3.01.  NOTICES TO THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . 34
SECTION 3.02.  SELECTION OF SENIOR NOTES TO BE REDEEMED. . . . . . . . . . . . . . 34
SECTION 3.03.  NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . 35
SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . . . 36
SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . . . . . . . . 36
SECTION 3.06.  SENIOR NOTES REDEEMED OR PURCHASED IN PART. . . . . . . . . . . . . 36

                                     ARTICLE 4
                                     COVENANTS

SECTION 4.01.  PAYMENT OF SENIOR NOTES . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . . . . . . . . 37
SECTION 4.03.  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . 37
SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS . . . . . . . . . . . . . . . . . 38
SECTION 4.05.  MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND
               RECORDS; COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . 38
SECTION 4.06.  COMPLIANCE CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . 39
SECTION 4.07.  LIMITATION ON INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . 40
SECTION 4.08.  LIMITATION ON RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . 40
SECTION 4.09.  LIMITATION ON ISSUANCES AND SALE OF PREFERRED
               STOCK BY RESTRICTED SUBSIDIARIES. . . . . . . . . . . . . . . . . . 43
SECTION 4.10.  LIMITATION ON LIENS . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 4.11.  CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . 43
SECTION 4.12.  DISPOSITION OF PROCEEDS OF ASSET SALES. . . . . . . . . . . . . . . 46
SECTION 4.13.  LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS. . . . . . . . . 48
SECTION 4.14.  LIMITATION ON DIVIDENDS AND OTHER PAYMENT
               RESTRICTIONS AFFECTING SUBSIDIARIES . . . . . . . . . . . . . . . . 49
SECTION 4.15.  LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS. . . . . . . . . . . . . 50
SECTION 4.16.  LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS. . . . . . . . . . 50
SECTION 4.17.  COMMISSION REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 4.18.  RULE 144a INFORMATION REQUIREMENT . . . . . . . . . . . . . . . . . 51
SECTION 4.19.  WAIVER OF STAY, EXTENSION OR USURY LAWS . . . . . . . . . . . . . . 51

                                     ARTICLE 5
                               SUCCESSOR CORPORATION

SECTION 5.01.  WHEN LGII MAY MERGE, ETC. . . . . . . . . . . . . . . . . . . . . . 52
SECTION 5.02.  SUCCESSOR SUBSTITUTED . . . . . . . . . . . . . . . . . . . . . . . 53

                                     ARTICLE 6
                                      REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 6.02.  ACCELERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
SECTION 6.03.  OTHER REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 56
SECTION 6.04.  WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.05.  CONTROL BY MAJORITY . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.06.  LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . . . . . . . 57
SECTION 6.07.  RIGHT OF HOLDERS TO RECEIVE PAYMENT . . . . . . . . . . . . . . . . 58
SECTION 6.08.  COLLECTION SUIT BY TRUSTEE. . . . . . . . . . . . . . . . . . . . . 58
SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIMS . . . . . . . . . . . . . . . . . 58


SECTION 6.10.  PRIORITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.11.  UNDERTAKING FOR COSTS . . . . . . . . . . . . . . . . . . . . . . . 59
SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . 59

                                     ARTICLE 7
                                      TRUSTEE

SECTION 7.01.  DUTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
SECTION 7.02.  RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . 61
SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . . 62
SECTION 7.04.  TRUSTEE'S DISCLAIMER. . . . . . . . . . . . . . . . . . . . . . . . 62
SECTION 7.05.  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 62
SECTION 7.06.  MONEY HELD IN TRUST . . . . . . . . . . . . . . . . . . . . . . . . 62
SECTION 7.07.  REPORTS BY TRUSTEE TO HOLDERS . . . . . . . . . . . . . . . . . . . 62
SECTION 7.08.  COMPENSATION AND INDEMNITY. . . . . . . . . . . . . . . . . . . . . 63
SECTION 7.09.  REPLACEMENT OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . 64
SECTION 7.10.  SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . . . . . . . . . 65
SECTION 7.11.  ELIGIBILITY; DISQUALIFICATION . . . . . . . . . . . . . . . . . . . 65
SECTION 7.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST LGII. . . . . . . . . . . 65

                                     ARTICLE 8
                      SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.  TERMINATION OF THE OBLIGATION OF LGII AND THEGUARANTOR. . . . . . . 65
SECTION 8.02.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE. . . . . . . . . . . . . . 67
SECTION 8.03.  APPLICATION OF TRUST MONEY. . . . . . . . . . . . . . . . . . . . . 70
SECTION 8.04.  REPAYMENT TO LGII OR GUARANTOR. . . . . . . . . . . . . . . . . . . 71
SECTION 8.05.  REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

                                     ARTICLE 9
                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS. . . . . . . . . . . . . . . . . . . . . 71
SECTION 9.02.  WITH CONSENT OF HOLDERS . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . . . . . . . . . . 73
SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS . . . . . . . . . . . . . . . . . 73
SECTION 9.05.  NOTATION ON OR EXCHANGE OF SENIOR NOTES . . . . . . . . . . . . . . 74
SECTION 9.06.  TRUSTEE MAY SIGN AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . 74

                                     ARTICLE 10
                             GUARANTEE OF SENIOR NOTES

SECTION 10.01. GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
SECTION 10.02. EXECUTION AND DELIVERY OF GUARANTEE . . . . . . . . . . . . . . . . 76


SECTION 10.03. INTEREST ACT (CANADA) . . . . . . . . . . . . . . . . . . . . . . . 77

                                     ARTICLE 11
                                   MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT OF 1939 . . . . . . . . . . . . . . . . . . . . 77
SECTION 11.02. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS . . . . . . . . . . . . 78
SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. . . . . . . . . 78
SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION . . . . . . . . . . . 78
SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR . . . . . . . . . . . . . 79
SECTION 11.07. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
SECTION 11.08. CONSENT TO SERVICE OF PROCESS . . . . . . . . . . . . . . . . . . . 79
SECTION 11.09. NO INTERPRETATION OF OTHER AGREEMENTS . . . . . . . . . . . . . . . 80
SECTION 11.10. NO RECOURSE AGAINST OTHERS. . . . . . . . . . . . . . . . . . . . . 80
SECTION 11.11. SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 11.12. DUPLICATE ORIGINALS . . . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 11.13. SEPARABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
SECTION 11.14. TABLE OF CONTENTS, HEADINGS, ETC. . . . . . . . . . . . . . . . . . 80
SECTION 11.15. BENEFITS OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . 81

EXHIBIT A      Form of Global Note
EXHIBIT B      Form of Physical Note
EXHIBIT C      Form of Senior Guarantee

     INDENTURE, dated as of May 28, 1998, between Loewen Group International, Inc., a Delaware corporation ("LGII"), The Loewen Group Inc., a body corporate organized under and governed by the laws of the Province of British Columbia, Canada (the "GUARANTOR") and State Street Bank and Trust Company, a Massachusetts chartered trust company, as trustee (the "TRUSTEE").

     Each party hereto agrees as follows for the benefit of each other party and, except as otherwise provided herein, for the equal and ratable benefit of the Holders of LGII's Guaranteed Senior Notes (the "SENIOR NOTES"), guaranteed by the Guarantor.

                                  ARTICLE  1

              DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01.  DEFINITIONS.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a person (a) assumed or created in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Restricted Subsidiary of any other person.

     "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

     "AGENT MEMBERS" shall have the meaning set forth in Section 2.09.

     "ASSET ACQUISITION" means (a) an Investment by the Guarantor or any Restricted Subsidiary of the Guarantor (including, without limitation, LGII) in any other person pursuant to which such person shall become a Restricted Subsidiary of the Guarantor, or shall be merged with or into the Guarantor or any Restricted Subsidiary of the Guarantor, (b) the acquisition by the Guarantor or any Restricted Subsidiary of the Guarantor of the assets of any person (other than a Restricted Subsidiary of the Guarantor) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Guarantor or any Restricted Subsidiary of the Guarantor of any division or line of business of any person (other than a Restricted Subsidiary of the Guarantor).

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Guarantor or a Restricted Subsidiary of the Guarantor (including, without limitation, LGII), in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of the Guarantor (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law) or of First Capital Life Insurance Company of Louisiana, National Capitol Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries; (b) all or substantially all of the properties and assets of any division or line of business of the Guarantor or any Restricted Subsidiary of the Guarantor; or (c) any other properties or assets of the Guarantor or any Restricted Subsidiary of the Guarantor other than properties and assets sold in the ordinary course of business. For the purposes of this definition, the term "ASSET SALE" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Restricted Subsidiary of the Guarantor) by the Guarantor or any of its Restricted Subsidiaries in one or a series of related transactions in respect of which the Guarantor or such Restricted Subsidiary receives cash or property with an aggregate Fair Market Value of $2,000,000 or less; and (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article 4

     "ASSET SALE OFFER" shall have the meaning set forth in Section 4.12.

     "ASSET SALE OFFER PRICE" shall have the meaning set forth in Section
4.12.

     "ASSET SALE PURCHASE DATE" shall have the meaning set forth in Section
4.12.

     "ATTRIBUTABLE VALUE" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "ATTRIBUTABLE VALUE" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

     "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar law for the relief of debtors.

     "BOARD OF DIRECTORS" means the board of directors of LGII or the Guarantor, as the case may be, or any duly authorized committee of such board.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of LGII or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors of LGII or the Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York or the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.

     "CANADIAN REVOLVER" means CDN $50,000,000 Operating Credit Agreement dated August 15, 1994, as amended from time to time, among The Loewen Group Inc., Loewen Group International, Inc. and Royal Bank of Canada.

     "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (v) notes held by the Guarantor or any Restricted Subsidiary (including, without limitation, LGII) which were obtained by the Guarantor or such Restricted Subsidiary in connection with Asset Sales (x) in the ordinary course of its funeral home, cemetery or cremation businesses or (y) which were required to be made pursuant to applicable federal or state law.

     "CHANGE OF CONTROL" means the occurrence on or after the Measurement Date of any of the following events: (a) any "PERSON" or "GROUP" (as such terms are used in Sections 13(d) and

14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "BENEFICIAL OWNERSHIP" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of the Guarantor or LGII, under circumstances where the Permitted Holders (i) "BENEFICIALLY OWN" (as so defined) a lower percentage of the Voting Stock than such other "PERSON" or "GROUP" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Guarantor or LGII; (b) the Guarantor or LGII consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another person, or another person consolidates with, or merges with or into, the Guarantor or LGII, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Guarantor or LGII is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Guarantor or LGII is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Guarantor or LGII as a Restricted Payment under the provisions hereof, and
(ii) immediately after such transaction no "PERSON" or "GROUP" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "BENEFICIAL OWNERSHIP" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Guarantor or LGII (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or stockholders of the Guarantor or LGII was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (including the failure of such individuals to be elected in a proxy contest involving a solicitation of proxies) to constitute a majority of the Board of Directors of the Guarantor or LGII then in office; or (d) the Guarantor or LGII is liquidated or dissolved or adopts a plan of liquidation other than a liquidation of LGII into the Guarantor.

     "CHANGE OF CONTROL OFFER" shall have the meaning set forth in Section
4.11.

     "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning set forth in
Section 4.11.

     "COLLATERAL AGREEMENT" means the Collateral Trust Agreement, dated as of May 15, 1996, among Bankers Trust Company, as trustee, the Guarantor, LGII and various other Subsidiaries, as amended or supplemented from time to time.

     "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "COMMON STOCK" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, with respect to any person for any period, (A) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) depreciation, depletion, amortization and other non-cash charges for such period, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense LESS (B) any non-cash items increasing Consolidated Net Income for such period.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such person for the full fiscal quarter immediately preceding the date of the transaction (the "TRANSACTION DATE") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such full fiscal quarter period being referred to herein as the "PRIOR QUARTER") to the aggregate amount of Consolidated Fixed Charges of such person for the Prior Quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" and "CONSOLIDATED FIXED CHARGES" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such person or any of its Restricted Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Prior Quarter to and including the Transaction Date (the "REFERENCE PERIOD"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Material Asset Sales or Material Asset Acquisitions (including, without limitation, any Material Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Material Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Material Asset Sale or Material Asset Acquisition occurred on the first day of the Reference Period.
 Furthermore, in calculating "CONSOLIDATED FIXED CHARGES" for purposes of determining the denominator (but not the numerator) of this "CONSOLIDATED FIXED CHARGE COVERAGE RATIO," (i) interest on outstanding Indebtedness determined on a fluctuating basis as at the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such person or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this calculation, a Material Asset Acquisition is an Asset Acquisition which is deemed by such person to be material for such purposes or which has a purchase price of $30,000,000 or more and a Material Asset Sale is one or more Asset Sales which relate to assets with an aggregate value of more than $30,000,000.

     "CONSOLIDATED FIXED CHARGES" means, with respect to any person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of such person and its Restricted Subsidiaries on a consolidated basis and (b) a multiplier, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal; PROVIDED, HOWEVER, that the multiplier in clause (b) shall be one if such dividend or other distribution is fully tax deductible.

     "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation,
(a) any amorti zation of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses, (ii) the portion of net income (but not losses) of such person and its Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "POOLING OF INTERESTS" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries and (vi) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

     "CONSOLIDATED NET TANGIBLE ASSETS" of the Guarantor as at any date means the total amount of assets of the Guarantor and its Restricted Subsidiaries, less applicable reserves, on a consolidated basis as of the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above as reflected on the consolidated balance sheet of the Guarantor and its Restricted Subsidiaries as at the end of the fiscal quarter immediately preceding such date.

     "CONSOLIDATED NET WORTH" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "CONSOLIDATION" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Restricted Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term "CONSOLIDATED" shall have a meaning correlative to the foregoing.

     "CONTROL" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in Hartford, Connecticut.

     "COVENANT DEFEASANCE" shall have the meaning set forth in Section 8.02.

     "CREDIT AGREEMENTS" means the Revolving Credit Facility, the Canadian Revolver and the MEIP Facility; in each case as any such instrument may be amended, supplemented or otherwise modified from time to time, and any successor or replacement facility.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Guarantor or any of its Restricted Subsidiaries against fluctuations in currency values.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "DEPOSITARY" means The Depositary Trust Company, its nominees and their respective successors.

     "EVENT OF DEFAULT" has the meaning set forth under Section 6.01 herein.

     "EXCESS PROCEEDS" shall have the meaning set forth in Section 4.12.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE NOTES" refers to any Exchange Notes containing terms substantially identical to the Initial Notes that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement; except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated and (iii) interest thereon shall accure from the last date on which interest was paid on the Senior Notes, or if no such interest has been paid, from May 28, 1998.

     "EXCHANGE OFFER" means the offer by LGII to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

     "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

     "FAIR MARKET VALUE" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; PROVIDED, HOWEVER, that with respect to any transaction which involves an asset or assets in excess of $5,000,000, such determination shall be evidenced by a Board Resolution of the Guarantor delivered to the Trustee.

     "GAAP" means accounting principles generally accepted in Canada consistently applied until such time as the Guarantor or LGII shall prepare their respective books of record in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") at which time and all times thereafter GAAP shall mean U.S. GAAP consistently applied.

     "GLOBAL NOTE" shall have the meaning set forth in Section 2.01.

     "GUARANTEE" shall mean the guarantee of the Senior Notes by the Guarantor created pursuant to Article 10.

     "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "GUARANTOR" shall mean The Loewen Group Inc., and shall include any successor replacing such Guarantor pursuant to the provisions hereof, and thereafter means such successor.

     "HOLDER" or "NOTEHOLDER" means the person in whose name a Senior Note is registered on the Registrar's books.

     "INDEBTEDNESS" means, with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but excluding, without limitation, all obligations, contingent or otherwise, of such person in connection with any undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,
(d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued divi dends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, (i) any Preferred Stock of any Restricted Subsidiary of such person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "MAXIMUM FIXED REPURCHASE PRICE" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the provisions hereof, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. For purposes of this definition, the term "INDEBTEDNESS" shall not include (i) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Guarantor, LGII or another Wholly-Owned Subsidiary, in each case which is not subordinate in right of payment to any Indebtedness of such Subsidiary, except that (a) any transfer of such Indebtedness by the Guarantor, LGII or a Wholly-Owned Subsidiary (other than to the Guarantor, LGII or to a Wholly-Owned Subsidiary) and (b) the sale, transfer or other disposition by the Guarantor, LGII or any Restricted Subsidiary of the Guarantor or LGII of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of the Guarantor or LGII shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions hereof; and (ii) Indebtedness of the Guarantor or LGII owed to and held by a Wholly-Owned Subsidiary of the Guarantor or LGII which is unsecured and subordinate in right of payment to the payment and performance of the Guarantor's or LGII's obligations under the provisions hereof and the Senior Notes except that (a) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Guarantor or LGII (other than to another Wholly-Owned Subsidiary of the Guarantor or LGII) and (b) the sale, transfer or other disposition by the Guarantor or LGII or any Restricted Subsidiary of the Guarantor or LGII of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of the Guarantor or LGII such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Guarantor or LGII, as the case may be, subject to the other provisions hereof.

     "INDENTURE" means this Indenture, as amended, modified or supplemented from time to time, and shall include the form and terms of particular series of Senior Notes established as contemplated hereby.

     "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Guarantor or LGII and (ii) which, in the judgment of the Board of Directors of the Guarantor, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INITIAL NOTES" refers to Senior Notes initially issued under this Indenture and distributed in transactions exempt from registration under the Securities Act prior to the exchange of such Senior Notes for Exchange Notes.

     "INTEREST" means, with respect to any Senior Note, the amount of all interest accruing on such Senior Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and
(g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Senior Notes, as set forth therein.

     "INTEREST RATE PROTECTION AGREEMENT" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any person under any Interest Rate Protection Agreement.

     "INVESTMENT" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. "INVESTMENTS" shall exclude extensions of trade credit by the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII) in the ordinary course of business in accordance with normal trade practices of the Guarantor or such Restricted Subsidiary, as the case may be.

     "ISSUE DATE" means the issue date specified in the securities of each series except as otherwise provided in Section 2.01.

     "LEGAL DEFEASANCE" shall have the meaning set forth in Section 8.02.

     "LIEN" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "MATURITY DATE" means, with respect to any Senior Note, the date on which any principal of such Senior Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "MEASUREMENT DATE" means March 20, 1996.

     "MEIP FACILITY" means the 1994 Management Equity Investment Plan ("MEIP") Credit Agreement, dated as of June 14, 1994, as amended and restated from time to time, by and between Loewen Management Investment Corporation, in its capacity as agent for LGII the Guarantor, the banks listed therein and Wachovia Bank of Georgia, N.A., as agent.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Guarantor or any Restricted Subsidiary of the Guarantor (including, without limitation, LGII) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Guarantor or any Restricted Subsidiary of the Guarantor) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Guarantor or any Restricted Subsidiary of the Guarantor, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Guarantor or any Restricted Subsidiary of the Guarantor, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

     "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of LGII or the Guarantor, as the case may be.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of LGII or the Guarantor, as the case may be, and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to LGII.

     "PARI PASSU INDEBTEDNESS" means Indebtedness of LGII or the Guarantor which ranks PARI PASSU in right of payment with the Senior Notes or the Guarantee, as the case may be.

     "PAYING AGENT" has the meaning set forth in Section 2.04, except that, for the purposes of Section 4.11 and Section 4.12 and Articles Three and Eight, the Paying Agent shall not be LGII or a Subsidiary of LGII or any of their respective Affiliates.

     "PERMITTED HOLDERS" mean (i) Raymond Loewen and Anne Loewen, taken together, and (ii) in the case of LGII, the Guarantor.

     "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

               (a) the Series 6 Senior Notes, the Series 7 Senior Notes and Indebtedness of the Guarantor evidenced by its Guarantee with respect to the Series 6 Senior Notes and the Series 7 Senior Notes;

               (b) Indebtedness of the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII) outstanding on the Issue Date (other than Indebtedness under the Credit Agreements);

               (c) Indebtedness of the Guarantor or LGII, as the case may be, under the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed $750,000,000 less the Net Proceeds of any Asset Sale that are applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof);

               (d) Interest Rate Protection Obligations of the Guarantor covering Indebtedness of the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII); (ii) Interest Rate Protection Obligations of any Restricted Subsidiary of the Guarantor covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

               (e) Indebtedness under Currency Agreements; PROVIDED, HOWEVER, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII) outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (f) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

               (g) Indebtedness incurred in respect of performance bonds or letters of credit in lieu thereof provided in the ordinary course of business;

               (h) Indebtedness of the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII) represented by letters of credit for the account of the Guarantor and its Restricted Subsidiaries in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

               (i) Indebtedness of the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII) in addition to that described in clauses (a) through (h) above, in an aggregate principal amount outstanding at any time not exceeding $5,000,000; and

               (j) (i) Indebtedness of the Guarantor the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII) and
          (ii) Indebtedness of any Restricted Subsidiary of the Guarantor the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Restricted Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired on the Issue Date or Indebtedness incurred under clause (c), (d), (e), (f), (g), (h), or (i) of this covenant; PROVIDED, HOWEVER, that (x) the principal amount of Indebtedness incurred pursuant to this clause (j) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Guarantor as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by the Guarantor pursuant to this clause (j) to refinance Pari Passu Indebtedness, such Indebtedness constitutes Pari Passu Indebtedness.

     "PERMITTED INVESTMENTS" means any of the following: (i) Investments in any Wholly-Owned Subsidiary of the Guarantor (including (a) LGII and (b) any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Guarantor) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Guarantor or any Wholly-Owned Subsidiary of the Guarantor at the time such Investment is made; (ii) Investments in Cash Equivalents; (iii) Investments in Currency Agreements on commercially reasonable terms entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the

Guarantor or its Restricted Subsidiaries to hedge against fluctuations in foreign exchange rates; (iv) loans or advances to officers, employees or consultants of the Guarantor and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of the Guarantor and its Restricted Subsidiaries; (v) other loans or advances to officers, employees or consultants of the Guarantor and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Guarantor and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding; (vi) Investments in evidences of Indebtedness, securities or other property received from another person by the Guarantor or any of its Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Guarantor or any of its Restricted Subsidiaries, or for other liabilities or obligations of such other person to the Guarantor or any of its Restricted Subsidiaries that were created, in accordance with the terms of this Indenture; (vii) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Guarantor or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the Guarantor and its Restricted Subsidiaries to hedge against fluctuations in interest rates; and (viii) Investments of funds received by the Guarantor or its Restricted Subsidiaries (including, without limitation, LGII) in the ordinary course of business, which funds are required to be held in trust for the benefit of others by the Guarantor or such Restricted Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of the Guarantor or such Restricted Subsidiary; (ix) Investments not in excess of $50,000,000 in the aggregate in other Unrestricted Subsidiaries which are engaged in the insurance business; and (x) Investments not in excess of $50,000,000 in persons (other than Wholly-Owned Subsidiaries) engaged in businesses incidental to the funeral home, cemetery and cremation businesses of the Guarantor and its Restricted Subsidiaries.

     "PERMITTED LIENS" means the following types of Liens:

               (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Guarantor or any of its Restricted Subsidiaries (including, without limitation, LGII) shall have set aside on its books such reserves as may be required pursuant to GAAP;

               (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

               (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

               (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Guarantor or any of its Restricted Subsidiaries (including, without limitation, LGII);

               (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

               (g) any Lien existing on any asset of any corporation at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event;

               (h) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset; PROVIDED, that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion thereof;

               (i) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Guarantor or a Restricted Subsidiary and not created in contemplation of such event;

               (j) any Lien existing on any asset prior to the acquisition thereof by the Guarantor or a Restricted Subsidiary and not created in contemplation of such acquisition;

               (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

               (l) any extension, renewal or replacement of any Lien permitted by the preceding clauses (g), (h), (i) or (j) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; PROVIDED that (1) such Lien shall attach solely to the same property or assets and (2) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof.

     "PHYSICAL NOTE" shall have the meaning set forth in Section 2.01.

     "PREDECESSOR NOTES" means, with respect to any particular Senior Note, every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Notes authenticated and delivered under Section 2.08 hereof in exchange for mutilated Notes or in lieu of lost, destroyed or stolen Senior Notes, shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Senior Notes.

     "PREFERRED SECURITIES" means, with respect to a Special Finance Subsidiary, any securities of such Subsidiary treated for accounting purposes as an equity security that has preferential rights to any other security of such person with respect to dividends or redemptions or upon liquidation.

     "PREFERRED STOCK" means, with respect to any person, any Capital Stock of such person that has preferential rights to any other Capital Stock of such person with respect to dividends or redemptions or upon liquidation and any Preferred Securities.

     "PRINCIPAL" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

     "PRIVATE PLACEMENT LEGEND" shall have the meaning set forth in Section
2.02.

     "QIB" means a "QUALIFIED INSTITUTIONAL BUYER" under Rule 144A.

     "REDEEMABLE CAPITAL STOCK" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Senior Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "REDEMPTION DATE" means, with respect to any Senior Note to be redeemed, the date fixed by LGII for such redemption pursuant to this Indenture and the terms of the Senior Notes.

     "REDEMPTION PRICE" means, with respect to any Senior Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Senior Notes.

     "REGISTRAR" has the meaning set forth in Section 2.04.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of May 28, 1998, among LGII, the Guarantor and the Initial Purchasers.

     "REGISTRATION STATEMENT" means the Registration Statement as defined in the Registration Rights Agreement.

     "RELATED OBLIGOR" has the meaning set forth in Section 4.08.

     "RESTRICTED PAYMENTS" has the meaning set forth in Section 4.08.

     "RESTRICTED SUBSIDIARY" means any Subsidiary of the Guarantor other than an Unrestricted Subsidiary.

     "REVOLVING CREDIT FACILITY" means the $600,000,000 Credit Agreement, dated as of September 27, 1997 and as amended from time to time, among LGII, as borrower, TLGI, as guarantor, the lenders named therein, as the lenders, and Bank of Montreal, as letter of credit issuer, swingline lender and syndication and administrative agent.

     "RULE 144A" means Rule 144A under the Securities Act.

     "SALE-LEASEBACK TRANSACTION" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "S&P" means Standard & Poor's Corporation, and its successors.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SELLER FINANCING INDEBTEDNESS" means a purchase money Indebtedness issued to the seller of a business or other assets for, and not in excess of, the purchase price thereof.

     "SENIOR NOTES" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

     "SERIES 6 EXCHANGE NOTES" has the meaning given in Section 2.01.

     "SERIES 6 INITIAL NOTES" means the $200,000,000 aggregate principal amount of LGII's 7.20% Series 6 Senior Guaranteed Notes due 2003 issued pursuant to this Indenture on May 28, 1998.

     "SERIES 6 SENIOR NOTES" means the $200,000,000 aggregate principal amount of LGII's Series 6 Senior Guaranteed Notes dated May 28, 1998, which are divided into two sub-series of Senior Notes: the Series 6 Initial Notes and the Series 6 Exchange Notes.

     "SERIES 7 EXCHANGE NOTES" has the meaning given in Section 2.01.

     "SERIES 7 INITIAL NOTES" means the $250,000,000 aggregate principal amount of LGII's 7.60% Series 7 Senior Guaranteed Notes due 2008 issued pursuant to this Indenture on May 28, 1998.

     "SERIES 7 SENIOR NOTES" means the $250,000,000 aggregate principal amount of LGII's Series 7 Senior Guaranteed Notes dated May 28, 1998, which are divided into two sub-series of Senior Notes: the Series 7 Initial Notes and the Series 7 Exchange Notes.

     "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" shall mean a Restricted Subsidiary which is a "SIGNIFICANT SUBSIDIARY" as defined in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "SPECIAL FINANCE SUBSIDIARY" means a Restricted Subsidiary whose sole assets are debt obligations of LGII or the Guarantor and whose sole liabilities are Preferred Securities the proceeds from the sale of which are or have been advanced to LGII or the Guarantor.

     "STATED MATURITY" means, when used with respect to any Senior Note or any installment of interest thereon, the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "SUBSIDIARY" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     "SURVIVING ENTITY" shall have the meaning set forth in Section 5.01.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issue Date.

     "TRUST OFFICER" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

     "U.S. GOVERNMENT OBLIGATIONS" shall have the meaning set forth in
Section 8.02.

     "UNRESTRICTED SUBSIDIARY" means (i) First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries or (ii) a Subsidiary of the Guarantor declared by the Board of Directors of the Guarantor to be an Unrestricted Subsidiary; PROVIDED, that no such Subsidiary shall be declared to be an Unrestricted Subsidiary unless (x) none of its properties or assets were owned by the Guarantor or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant contained in Section 4.08, (y) its properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (z) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, "NON-RECOURSE INDEBTEDNESS" means Indebtedness as to which (i) neither the Guarantor nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness),
(2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant contained in Section 4.08 and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Guarantor or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED SUBSIDIARY" means (i) any Restricted Subsidiary of the Guarantor of which 100% of the outstanding Capital Stock is owned by the Guarantor or one or more Wholly-Owned Subsidiaries of the Guarantor or by the Guarantor and one or more Wholly-Owned Subsidiaries of the Guarantor, including LGII, or (ii) any Subsidiary, at least 66 2/3% of the outstanding voting securities of which, and all of the outstanding shares entitled to receive dividends or other distributions of which, shall at the time be owned or controlled, directly or indirectly, by the Guarantor or one or more Wholly-Owned Subsidiaries of the Guarantor or by the Guarantor and one or more Wholly-Owned Subsidiaries of the Guarantor, including LGII. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

     SECTION 1.02.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "INDENTURE SECURITIES" means the Senior Notes and the Guarantee;

     "INDENTURE SECURITY HOLDER" means a Noteholder or Holder;

     "INDENTURE TO BE QUALIFIED" means this Indenture;

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

     "OBLIGOR" on the indenture securities means LGII, the Guarantor or any other obligor on the Senior Notes or the Guarantee.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03.  RULES OF CONSTRUCTION.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a) words in the singular include the plural, and words in the plural include the singular;


               (b)  "OR" is not exclusive;

               (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (d) the words "HEREIN", "HEREOF" and "HEREUNDER" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (e) all references to "$" or "DOLLARS" shall refer to the lawful currency of the United States of America.


                                  ARTICLE  2

                               THE SENIOR NOTES

     SECTION 2.01.  ISSUANCE OF SENIOR NOTES.

     The aggregate principal amount of Senior Notes which may be outstanding at any time under this Indenture may not exceed $450,000,000 at any time, except to the extent permitted by Section 2.08. The Senior Notes may be issued in one or more series. Upon the execution and delivery of this Indenture and the Guarantee, Series 6 Senior Notes in an aggregate principal amount of $200,000,000 and Series 7 Senior Notes in an aggregate principal amount of $250,000,000 may be executed by LGII and delivered to the Trustee for authentication. From time to time thereafter LGII may, without limitation, also issue additional Senior Notes of the same tenor as the Series 6 Senior Notes or the Series 7 Senior Notes, as the case may be, under this Indenture so that such additional Senior Notes, together with either the Series 6 Senior Notes or the Series 7 Senior Notes, as the case may be, shall form a single series; PROVIDED that with respect to any such additional Senior Notes the Issue Date may be the date of the purchase and sale of such additional Senior Notes and interest thereon shall accrue as and from the Issue Date thereof.

     The Series 6 Senior Notes are divided into the following two sub-series, which collectively form one series of Senior Notes: (i) LGII's 7.20% Series 6 Senior Guaranteed Notes due 2003, issued on May 28, 1998 (the "SERIES 6 INITIAL NOTES") and (ii) LGII's 7.20% Series 6 Senior Guaranteed Notes (Registered) due 2003 (the "SERIES 6 EXCHANGE NOTES"). A Holder of Series 6 Initial Notes, upon surrender of the certificate representing such Series 6 Initial Notes pursuant to the Exchange Offer, shall be entitled to receive in exchange therefor a certificate representing Series 6 Exchange Notes, which shall evidence the same debt as had been evidenced by the Series 6 Initial Notes so surrendered. Absent repurchase, the aggregate principal amount of Series 6 Senior Notes shall be $200,000,000, irrespective of whether all, some or none of the Series 6 Initial Notes are exchanged in the Exchange Offer.

     The Series 7 Senior Notes are divided into the following two sub-series, which collectively form one series of Senior Notes: (i) LGII's 7.60% Series 7 Senior Guaranteed Notes due 2003, issued on May 28, 1998 (the "SERIES 7 INITIAL NOTES") and (ii) LGII's 7.60% Series 7 Guaranteed Notes (Registered) due 2008 (the "SERIES 7 EXCHANGE NOTES"). A Holder of Series 7 Initial

Notes, upon surrender of the certificate representing such Series 7 Initial Notes pursuant to the Exchange Offer, shall be entitled to receive in exchange therefor a certificate representing Series 7 Exchange Notes, which shall evidence the same debt as had been evidenced by the Series 7 Initial Notes so surrendered. Absent redemption or repurchase, the aggregate principal amount of Series 7 Senior Notes shall be $250,000,000, irrespective of whether all, some or none of the Series 7 Initial Notes are exchanged in the Exchange Offer.

     The Senior Notes of each series and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibits A and B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Senior Notes, as evidenced by their execution thereof. The Senior Notes of each series shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     The definitive Senior Notes and the Guarantee shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Notes of such series may be listed, all as determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes. Each Senior Note shall be dated the date of its authentication.

     Initial Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Senior Notes substantially in the form set forth in Exhibit A hereto (the "GLOBAL NOTE") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Depositary or its nominee, or of the trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Initial Notes offered and sold other than as described in the preceding paragraph shall be issued in the form of permanent certificated Senior Notes in registered form in substantially the form set forth in Exhibit B hereto (the "PHYSICAL NOTES"). Senior Notes issued pursuant to Section 2.09 in exchange for interests in the Global Note shall be in the form of Physical Notes.

     The terms and provisions contained in the form of the Senior Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, LGII and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.02.  RESTRICTIVE LEGENDS.

     Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange
Note in connection with an effective Registration

Statement, in each case as provided for in the Registration Rights Agreement, then the Global Note and each Physical Note shall bear the legend set forth below (the "PRIVATE PLACEMENT LEGEND") on the face thereof:

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
(E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE

WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.09 AND 2.10 OF THE INDENTURE.

     SECTION 2.03.  EXECUTION AND AUTHENTICATION.

     Two Officers shall execute the Senior Notes of each series on behalf of LGII by either manual or facsimile signature. LGII's seal shall be impressed, affixed, imprinted or reproduced on the Senior Notes.

     If an Officer whose signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note or at any time thereafter, the Senior Note shall be valid nevertheless.

     A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. Such signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

     The Trustee shall authenticate Senior Notes for original issue upon receipt of an Officers' Certificate signed by two Officers of LGII directing the Trustee to authenticate the Senior Notes and certifying that all conditions precedent to the issuance of the Senior Notes contained herein have been complied with.

     With the prior written approval of LGII, the Trustee may appoint an authenticating agent acceptable to LGII to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authen ticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with LGII or with any of LGII's Affiliates.

     SECTION 2.04.  REGISTRAR AND PAYING AGENT.

     LGII shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Senior Notes of each series may be presented for registration of transfer or for exchange (the "REGISTRAR"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Senior Notes may be presented for payment of principal, premium, if any, and interest (the "PAYING AGENT") and an office or agency where notices and demands to or upon LGII in respect of the Senior Notes and this Indenture may be served. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. LGII may have one or more co-Registrars and one or more additional paying agents. The term "PAYING AGENT" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, LGII or any Affiliate thereof may act as Paying Agent.

     LGII shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. LGII shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If LGII fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

     LGII initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Senior Notes.

     SECTION 2.05.  PAYING AGENT TO HOLD MONEY IN TRUST.

     Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Senior Notes (whether such money has been distributed to it by LGII or any other obligor on the Senior Notes), and LGII (or any other obligor on the Senior Notes) and the Paying Agent shall notify the Trustee of any default by LGII (or any other obligor on the Senior Notes) in making any such payment. If LGII or an Affiliate of LGII acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. LGII at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default with respect to the Senior Notes, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Senior Notes or the Guarantee) shall have no further liability for the money so paid over to the Trustee.

     SECTION 2.06  NOTEHOLDER LISTS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, LGII shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

     SECTION 2.07.  TRANSFER AND EXCHANGE.

     When Senior Notes of any series are presented to the Registrar or a co-Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to LGII and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, LGII shall execute and the Trustee shall authenticate Senior Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but LGII may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 4.12, 4.13 or 9.05). The Registrar or co- Registrar shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Senior Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Senior Note being redeemed in part.

     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Senior Note shall be required to be reflected in a book entry.

     SECTION 2.08.  REPLACEMENT NOTES.

     If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, LGII shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are satisfied. If required by the Trustee or LGII, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both LGII and the Trustee, to protect LGII, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Senior Note is replaced. LGII may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel. Every replacement Senior Note is an additional obligation of LGII and the Guarantor.

     SECTION 2.09.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.    (a) The Global
Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear legends as set forth in Section 2.02 Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by LGII, the Trustee and any agent of LGII or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent LGII, the Trustee or any agent of LGII or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Note.

     (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.10. In addition, Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depositary notifies LGII that it is unwilling or unable to continue as Depositary for the Global Note and a successor depositary is not appointed by LGII within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

     (c) In connection with any transfer of a portion of the beneficial interest in the Global Note pursuant to Section 2.09(b) to beneficial owners who are required to hold Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and LGII shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.09(b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and LGII shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note delivered in exchange for an interest in the Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (d) of Section 2.10, bear the applicable legend regarding transfer restrictions applicable to the Physical Notes set forth in Section 2.02.

     (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Notes.

     (g) QIBs that are beneficial owners of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and LGII shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

     SECTION 2.10.  SPECIAL TRANSFER PROVISIONS.   Unless and until (i) an
Initial Note is sold under an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any institutional "ACCREDITED INVESTOR" (as defined in subparagraph
(a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) that is not a QIB (excluding Non-U.S. Persons):

               (i) The Registrar shall register the transfer of any Initial Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the original issue date of the Initial Notes or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Section 2.11; and

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate and opinion, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and LGII shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Physical Note to a QIB (excluding Non-U.S. Persons):

               (i) If the Senior Note to be transferred consists of (A) Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised LGII and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Senior Note stating, or has otherwise advised LGII and the Registrar in writing, that it is a QIB, that it is purchasing the Senior Note for its own account or an account with respect to which it exercises sole investment discretion (the beneficial owner of which is a QIB) and that it and any such sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding LGII as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) an interest in the Global Note, the transfer of such interest may be affected only through the book entry system maintained by the Depositary.

               (ii) If the proposed transferor is an Agent Member, and the Initial Note to be transferred consists of Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the

          Global Note in an amount equal to the principal amount at maturity of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred.

     (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Senior Notes not bearing the Private Placement Legend, the Registrar shall deliver Senior Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Senior Notes bearing the Private Placement Legend, the Registrar shall deliver only Senior Notes that bear the Private Placement Legend unless the condition of paragraph (a)(i)(x) of this Section 2.10 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to LGII and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Senior Note bearing the Private Placement Legend, each Holder of such a Senior Note acknowledges the restrictions on transfer of such Senior Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Senior Note only as provided in this Indenture.

     The Registrar shall retain until such time as no Senior Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 2.09 or this Section 2.10. LGII shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.11.  FORM OF CERTIFICATES TO BE DELIVERED.

     Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors.

     Loewen Group International, Inc.
     3190 Tremont Avenue
     Trevose, PA 19053

     Ladies and Gentlemen:

     We are delivering this letter in connection with our proposed purchase of Senior Guaranteed Notes (the "SENIOR NOTES") of Loewen Group
International, Inc. a Delaware corporation ("LGII"), guaranteed by The Loewen Group Inc., a body corporate under the laws of the Province of British Columbia. We hereby confirm that:

               (i) we are an institutional "ACCREDITED INVESTOR" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (an "ACCREDITED INVESTOR");

               (ii) any purchase of Senior Notes by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion;

               (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Senior Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Senior Notes;

               (iv) we are not acquiring Senior Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; PROVIDED that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control; and

               (v) we acknowledge that the Senior Notes have not been registered under the Securities Act and that none of the Senior Notes may be offered or sold within the United States or to, or for the benefit of, U.S. persons except as set forth below.

     We agree, on our own behalf and on behalf of each account for which we acquire any Senior Notes, that, for a period of two years after the original issuance of the Senior Notes, such Senior Notes may be offered, resold, pledged or otherwise transferred only (i) to LGII or any of its subsidiaries,
(ii) inside the United States to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities
Act) in compliance with Rule 144A under the Securities Act, (iii) inside the United States to a person we reasonably believe to be an Accredited Investor that, prior to such transfer, furnished to the trustee under the Indenture relating to the Senior Notes (the "TRUSTEE") a signed letter containing certain representations and agreements (a form of which can be obtained from the Trustee), (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (v) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with any applicable securities laws of any state of the United States.

     We understand that the Trustee will not be required to accept for registration of transfer any Senior Notes acquired by us, except upon presentation of evidence satisfactory to LGII and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Senior Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Senior Notes from us a notice advising such person that resales of the Senior Notes are restricted as stated herein and that certificates representing the Senior Notes will bear a legend to that effect.

     We acknowledge that you, LGII, the Trustee and others will rely upon our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete.

     We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as a fiduciary or agent.

     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                              ------------------------------------------------
                              (Name of Purchaser)

                              By:
                                 ---------------------------------------------
                              Name:
                              Title:
                              Address:

     SECTION 2.12.  OUTSTANDING SENIOR NOTES.

     Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because LGII or any of its Affiliates holds the Senior Note.

     If a Senior Note is replaced pursuant to SECTION 2.07 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a BONA FIDE purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date or a Maturity Date the Paying Agent (other than LGII or an Affiliate of LGII) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Senior Notes payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Senior Notes pursuant to the terms of this Indenture, then on and after that date such Senior Notes cease to be outstanding and interest on them shall cease to accrue.

     SECTION 2.13.  TREASURY NOTES.

     In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by LGII or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

     SECTION 2.14.  TEMPORARY NOTES.

     Until definitive Senior Notes are prepared and ready for delivery, LGII may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that LGII considers appropriate for temporary Senior Notes. Without unreasonable delay, LGII shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Until such exchange, temporary Senior Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Notes.

     SECTION 2.15.  CANCELLATION.

     LGII at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than LGII or an Affiliate of LGII), and no one else, shall promptly cancel and, at the written direction of LGII, shall dispose of all Senior Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.08, LGII may not issue new Senior Notes to replace Senior Notes that it has paid or delivered to the Trustee for cancellation. If LGII shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.15.

     SECTION 2.16.  DEFAULTED INTEREST.

     If LGII defaults on a payment of interest on the Senior Notes of any series, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. LGII shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, LGII shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     SECTION 2.17.  CUSIP NUMBER.

     LGII in issuing the Senior Notes of each series may use a "CUSIP" number with respect to each such series (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes. LGII will promptly notify the Trustee of any change in the CUSIP number.

     SECTION 2.18.  DEPOSIT OF MONEYS.

     On or before each Interest Payment Date and Maturity Date, LGII shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                                     ARTICLE 3

                             REDEMPTION OF SENIOR NOTES

     SECTION 3.01.  NOTICES TO THE TRUSTEE.

     Each series of Senior Notes may provide that such series of Senior Notes is redeemable in whole or in part at the option of LGII. If LGII is permitted to redeem Senior Notes of any series pursuant to the terms of such series of Senior Notes, it shall notify the Trustee of the Redemption Date and principal amount of Senior Notes to be redeemed.

     LGII shall notify the Trustee by an Officer's Certificate, stating that such redemption will comply with the provisions hereof and of such series of Senior Notes, of any redemption at least 45 days before the Redemption Date.

     SECTION 3.02.  SELECTION OF SENIOR NOTES TO BE REDEEMED.

     If less than all the Senior Notes of any series are to be redeemed, the particular Senior Notes or portions thereof to be redeemed shall be selected from the outstanding Senior Notes of such series not previously called for redemption either (x) pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate or (y) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Senior Notes being redeemed are listed. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

     The Trustee shall promptly notify LGII and the Registrar in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

     SECTION 3.03.  NOTICE OF REDEMPTION.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed, at the address of such Holder appearing in the Senior Note register maintained by the Registrar.

     All notices of redemption shall identify the Senior Notes to be redeemed and shall state:

     (a)  the Redemption Date;


     (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (c) that, unless LGII defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Notes redeemed;

     (d) if any Senior Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Senior Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Senior Note to the Paying Agent, a new Senior Note or Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

     (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

     (f) the CUSIP number, if any, relating to such Senior Notes, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

     (g) the paragraph of the Senior Notes pursuant to which the Senior Notes are being redeemed.

     Notice of redemption of Senior Notes to be redeemed at the election of LGII shall be given by LGII or, at LGII's written request, by the Trustee in the name and at the expense of LGII.

     SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price plus accrued and unpaid interest to the Redemption Date.

     SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

     On or prior to any Redemption Date, LGII shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Senior Notes or portions thereof which are to be redeemed on that date, other than Senior Notes or portions thereof called for redemption on that date which have been delivered by LGII of the Trustee for cancellation.

     If LGII complies with the preceding paragraph, then, unless LGII defaults in the payment of such Redemption Price, interest on the Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment. If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued and unpaid interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Senior Notes.

     SECTION 3.06.  SENIOR NOTES REDEEMED OR PURCHASED IN PART.

     Upon surrender to the Paying Agent of a Senior Note which is to be redeemed in part, LGII shall execute, the Guarantor shall Guarantee and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, a new Senior Note or Senior Notes (accompanied by a notation of Guarantee duly endorsed by the Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Senior Note so surrendered that is not redeemed.

                                     ARTICLE 4

                                     COVENANTS

     Each of LGII and the Guarantor hereby jointly and severally covenant as follows, from and after the Closing Date and continuing so long as any amount remains unpaid on any Senior Note:

     SECTION 4.01.  PAYMENT OF SENIOR NOTES.

     Each of LGII and the Guarantor will pay, or cause to be paid, the principal of and interest on the Senior Notes of each series on the dates and in the manner provided in the Senior Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than LGII, the Guarantor, a Subsidiary of LGII, the Guarantor or any Affiliate thereof) holds on that date money designated and set aside for and suf ficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Senior Notes pursuant to the terms of this Indenture.

     LGII or the Guarantor, as the case may be, will pay interest on overdue principal at the rate and in the manner provided in the Senior Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

     SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

     LGII will maintain in the Borough of Manhattan, The City of New York, an office or agency where Senior Notes of each series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon LGII in respect of the Senior Notes and this Indenture may be served. LGII will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time LGII shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

     LGII may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve LGII of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. LGII will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     LGII hereby initially designates the office of the Trustee located at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, as such office of LGII in accordance with this Section 4.02.

     SECTION 4.03.  CORPORATE EXISTENCE.

     Subject to Article Five, each of LGII and the Guarantor shall do or cause to be done all things necessary to and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Guarantor and the Restricted Subsidiaries (including, without limitation, LGII); PROVIDED, HOWEVER, that the Guarantor and the Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Guarantor shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Guarantor and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Guarantor and its Subsidiaries taken as a whole or to the ability of LGII or the Guarantor to otherwise satisfy its obligations hereunder.

     SECTION 4.04.  PAYMENT OF TAXES AND OTHER CLAIMS.

     Each of LGII and the Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any of its Restricted Subsidiaries (including, without limitation, LGII) or upon the income, profits or property of the Guarantor or any of its Restricted Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Guarantor or any Restricted Subsidiary of the Guarantor; PROVIDED, HOWEVER, that neither LGII nor the Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Guarantor.

     SECTION 4.05. MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE WITH LAW.

     (a) Each of LGII and the Guarantor shall, and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; PROVIDED, HOWEVER, that nothing in this Section 4.05(a) shall prevent the Guarantor or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Guarantor or such Restricted Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Guarantor and its Subsidiaries taken as a whole or the ability of LGII or the Guarantor to otherwise satisfy its obligations hereunder.

     (b) Each of LGII and the Guarantor shall, and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

     (c) Each of LGII and the Guarantor shall, and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Guarantor and each Restricted Subsidiary of the Guarantor and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Guarantor and its Subsidiaries taken as a whole.

     (d) Each of LGII and the Guarantor shall and shall cause each of its Restricted Subsidiaries (including, without limitation, LGII) to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole.

     SECTION 4.06.  COMPLIANCE CERTIFICATE.

     (a) Each of LGII and the Guarantor will deliver to the Trustee within 60 days after the end of each of the Guarantor's first three fiscal quarters and within 90 days after the end of the Guarantor's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by LGII or the Guarantor or an event which, with notice or lapse of time or both, would constitute a default by LGII or the Guarantor under any Pari Passu Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Guarantor beginning after the Issue Date. The Guarantor shall also deliver a cer tificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of LGII's and the Guarantor's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

     (b) The Guarantor shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by LGII's and the Guarantor's independent chartered accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Senior Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event which, with notice or lapse of time or both, would constitute a default under any Pari Passu Indebtedness has come to their attention and, if such a Default, Event of Default or a default under any Pari Passu Indebtedness has come to their attention, specifying the nature and period of existence thereof; PROVIDED, HOWEVER, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default, Event of Default or a default under any Pari Passu Indebtedness that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

     (c) Each of LGII and the Guarantor will deliver to the Trustee as soon as possible, and in any event within 10 days after LGII and/or the Guarantor, as the case may be, becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event which, with notice or lapse of time or both, would constitute a default by LGII and/or the Guarantor, as the case may be, under any Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action LGII and/or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

     SECTION 4.07.  LIMITATION ON INDEBTEDNESS.

     The Guarantor will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (collectively, to "INCUR") any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness.
Notwithstanding the foregoing limitations, the Guarantor and LGII (and any Wholly-Owned Subsidiary with respect to Seller Financing Indebtedness) will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving PRO FORMA effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Guarantor is at least equal to 2.25 : 1.

     SECTION 4.08.  LIMITATION ON RESTRICTED PAYMENTS.

     The Guarantor will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly:

               (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Guarantor or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Guarantor or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Guarantor (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Guarantor (other than Redeemable Capital Stock) and (y) dividends or other distributions to the extent declared or paid to the Guarantor or any Wholly-Owned Subsidiary of the Guarantor),

               (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Guarantor or any of its Restricted Subsidiaries (other than any such Capital Stock of a Wholly-Owned Subsidiary of the Guarantor),

               (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is subordinate or junior in right of payment to the Senior Notes or Pari Passu Indebtedness (other than any such subordinated or Pari Passu Indebtedness owned by the Guarantor or a Wholly-Owned Subsidiary of the Guarantor), or

               (d) make any Investment (other than any Permitted Investment) in any person,

     (such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Guarantor or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Guarantor would be able to incur $1.00 of additional Indebtedness pursuant to
Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Measurement Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Guarantor accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Guarantor during which the Measurement Date occurs and ending on the last day of the fiscal quarter of the Guarantor immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Guarantor for such period shall be a deficit, minus 100% of such deficit) PLUS (2) the aggregate net cash proceeds received by the Guarantor or LGII (without duplication) either (x) as capital contributions to the Guarantor or LGII (without duplication) after the Measurement Date from any person (other than the Guarantor, LGII or a Restricted Subsidiary of the Guarantor or LGII, as the case may be) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Guarantor or LGII (without duplication) to any person (other than to the Guarantor, LGII or a Restricted Subsidiary of the Guarantor or LGII, as the case may be) after the Measurement Date PLUS (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Measurement Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment less, in either case, the cost of the disposition of such Investment PLUS (4) the sum of $15,000,000. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Guarantor or LGII (without duplication) upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Guarantor or LGII (without duplication) upon the conversion or exercise thereof.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Guarantor, LGII or any Restricted Subsidiary of the Guarantor or LGII in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Guarantor or LGII from any person (other than a Related Obligor) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Guarantor or LGII to any person (other than to a Related Obligor); (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Indebtedness that is subordinate or junior in right of payment to the Senior Notes and the Guarantee by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Guarantor or LGII from any person (other than a Related Obligor) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Guarantor or LGII to any person (other than a Related Obligor); PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Guarantor or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Senior Notes and the Guarantee in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Guarantor or LGII from any person (other than a Related Obligor) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Guarantor or LGII to any person (other than a Related Obligor); PROVIDED, HOWEVER, that the amount of any such net proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause
(C)(2) of the preceding paragraph; or (2) Indebtedness of the Guarantor or LGII issued to any person (other than a Related Obligor), so long as such Indebtedness is Pari Passu Indebtedness or Indebtedness that is subordinate or junior in right of payment to the Senior Notes and the Guarantee in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (v) Investments constituting Restricted Payments made as a result of the receipt of consideration that consists of cash or Cash Equivalents from any Asset Sale made pursuant to and in compliance with Section 4.12; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Guarantor of Common Stock of the Guarantor from employees of the Guarantor or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $10,000,000 in any calendar year; (vii) Investments constituting Restricted Payments that are permitted by subparagraphs (iv) and (v) of the proviso to
Section 4.13; and (viii) the declaration or the payment of dividends on, or the scheduled purchase or redemption of, the Preferred Securities of a Special Finance Subsidiary or the Series C Preferred Shares, of the Guarantor. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v), (vi) and (vii) shall be included and those under clauses (i), (ii), (iii), (iv) and (viii) shall not be so included. For purposes of this Section 4.08 only, the term "RELATED OBLIGOR" shall mean the Guarantor, LGII or a Restricted Subsidiary of the Guarantor or LGII.

     SECTION 4.09. LIMITATION ON ISSUANCES AND SALE OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES.

     The Guarantor (a) will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to issue any Preferred Stock (other than (i) Preferred Stock issued to the Guarantor or a Wholly-Owned Subsidiary of the Guarantor and (ii) Preferred Securities of a Special Finance Subsidiary); and (b) will not permit any person to own any Preferred Stock of any Restricted Subsidiary of the Guarantor (other than (i) Preferred Stock owned by the Guarantor or a Wholly-Owned Subsidiary of the Guarantor and (ii) Preferred Securities of a Special Finance Subsidiary); PROVIDED, HOWEVER, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of the Guarantor owned by the Guarantor or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

     SECTION 4.10.  LIMITATION ON LIENS.

     The Guarantor will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom where the aggregate amount of Indebtedness secured by any such Liens, together with the aggregate amount of property subject to any Sale-Leaseback Transactions of the Guarantor and its Restricted Subsidiaries (other than Permitted Sale-Leaseback Transactions), exceeds 10% of the Guarantor's Consolidated Net Worth, unless (x) in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Senior Notes, the Senior Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Senior Notes are equally and ratably secured except for (a) Liens existing as at the Measurement Date; (b) Liens securing the Senior Notes or the Guarantee; (c) Liens in favor of the Guarantor, LGII or any Wholly-Owned Subsidiary; (d) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the provisions of this Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any property or assets of the Guarantor or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (e) Permitted Liens.

     SECTION 4.11.  CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, LGII will be, and the Guarantor will ensure that LGII will be, obligated to make an offer to purchase (a "CHANGE OF CONTROL OFFER"), and shall purchase, on a Business Day (the "CHANGE OF CONTROL PURCHASE DATE") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Senior Notes of each series properly tendered and not withdrawn at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

     Notice of a Change of Control Offer shall be mailed by LGII not later than the 30th day after the date of occurrence of the Change of Control to the Holders of Senior Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

               (a) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Senior Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

               (b) the purchase price (including the amount of accrued interest, if any) for each Senior Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

               (c) that any Senior Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

               (d) that, unless LGII shall default in the payment of the purchase price, any Senior Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

               (e) that Holders electing to have Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender their Senior Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by LGII and reasonably acceptable to the Trustee and the Paying Agent;

               (f) that Holders of Senior Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes the Holder delivered for purchase, the Senior Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Senior Notes purchased;

               (g) that Holders whose Senior Notes are purchased only in part will be issued Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered;

               (h) the instructions that Holders must follow in order to tender their Senior Notes; and

               (i) information concerning the business of LGII and the Guarantor, the most recent annual and quarterly reports of the Guarantor filed with the Commission pursuant to the Exchange Act (or, if the Guarantor is not then permitted to file any such reports with the Commission, the comparable reports prepared pursuant to
          Section 4.17), a description of material developments in the business of LGII and the Guarantor, information with respect to PRO FORMA historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Senior Notes in connection with the decision of such Holder as to whether or not it should tender Senior Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, LGII shall (i) accept for payment Senior Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately avail able funds, sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Senior Notes so accepted together with an Officers' Certificate setting forth the Senior Notes or portions thereof tendered to and accepted for payment by LGII. The Paying Agent shall promptly mail or deliver to the Holders of Senior Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by LGII to the Holder thereof.
 LGII will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

     If a Change of Control occurs and LGII fails to pay the Purchase Price for all Senior Notes properly tendered and not withdrawn, the Guarantor will be obliged to purchase all such Senior Notes at the Change of Control Purchase Price on the Change of Control Purchase Date in compliance with the requirements applicable to a Change of Control Offer made by LGII.

     LGII shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by LGII and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

     LGII and the Guarantor will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer.

     SECTION 4.12.  DISPOSITION OF PROCEEDS OF ASSET SALES.

     (a) The Guarantor will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) or First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries to, make any Asset Sale unless
(a) the Guarantor or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, the Credit Agreements (as required by the terms thereof) or any other Pari Passu Indebtedness, or are not so applied, the Guarantor or such Restricted Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Guarantor and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("REPLACEMENT ASSETS"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Credit Agreements nor invested in Replacement Assets within the 180-day period described above constitute "EXCESS PROCEEDS" subject to disposition as provided below.

     (b) When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Guarantor shall cause LGII to make an offer to purchase (an "ASSET SALE OFFER"), from all holders of each series of the Senior Notes, not more than 40 Business Days thereafter, an aggregate principal amount of Senior Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the Asset Sale Offer Price").

     (c) Notice of an Asset Sale Offer shall be mailed by LGII to all Holders of Senior Notes not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

               (1)   that the Asset Sale Offer is being made pursuant to this
          Section 4.12;

               (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Senior Note, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

               (3) that any Senior Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

               (4) that, unless LGII shall default in the payment of the Asset Sale Offer Price, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

               (5) that Holders electing to have Senior Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Senior Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by LGII and reasonably acceptable to the Trustee and the Paying Agent;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes the Holder delivered for purchase, the Senior Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Senior Notes purchased;

               (7) that if Senior Notes in a principal amount in excess of the Holder's PRO RATA share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, LGII shall purchase Senior Notes on a PRO RATA basis among the Senior Notes tendered (with such adjustments as may be deemed appropriate by LGII so that only Senior Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (8) that Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered;

               (9) the instructions that Holders must follow in order to tender their Senior Notes; and

               (10) information concerning the business of LGII and the Guarantor, the most recent annual and quarterly reports of the Guarantor filed with the Commission pursuant to the Exchange Act (or, if the Guarantor is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.17), a description of material developments in the business of LGII and the Guarantor, information with respect to PRO FORMA historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Senior Notes in connection with the decision of such Holder as to whether or not it should tender Senior Notes pursuant to the Asset Sale Offer.

               (11) On the Asset Sale Purchase Date, LGII shall (i) accept for payment, on a PRO RATA basis, Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Senior Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Senior Notes so accepted together with an Officers' Certificate setting forth the Senior Notes or portions thereof tendered to and accepted for payment by LGII. The Paying Agent shall promptly mail or deliver to Holders of Senior Notes so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. Any Senior Notes not so accepted shall be promptly mailed or delivered by LGII to the Holder thereof. LGII will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, LGII or the Guarantor, as the case may be, may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

               (12) LGII and the Guarantor will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to the Asset Sale Offer.

     SECTION 4.13.  LIMITATION ON TRANSACTIONS WITH INTERESTED PERSONS.

     The Guarantor will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Guarantor or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "BENEFICIAL OWNERSHIP" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of the Common Shares at any time outstanding ("INTERESTED PERSONS"), unless (a) such transaction or series of related transactions are on terms that are no less favorable to the Guarantor or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Guarantor or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000, the Guarantor has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Guarantor or its Restricted Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $2,500,000, the Guarantor shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of transactions comply with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Guarantor (including a majority of the disinterested directors); PROVIDED, HOWEVER, that this covenant will not restrict the Guarantor from (i) paying dividends in respect of its Capital Stock permitted under Section 4.08, (ii) paying reasonable and customary fees to directors of the Guarantor or any Restricted Subsidiary who are not employees of the Guarantor or any Restricted Subsidiary, (iii) entering into transactions with its Wholly- Owned Subsidiaries or permitting its Wholly-Owned Subsidiaries from entering into transactions with other Wholly-Owned Subsidiaries of the Guarantor, (iv) making loans or advances to senior officers and directors of the Guarantor or any Restricted Subsidiary not in excess of $6,000,000 in the aggregate at any one time outstanding, (v) guaranteeing loans made to officers and other employees of the Guarantor or any Restricted Subsidiaries in connection with the Guarantor's 1994 Management Equity Investment Plan not in excess of $6,000,000 in the aggregate at any tone time outstanding, (vi) making loans or advances to officers, employees or consultants of the Guarantor and its Restricted Subsidiaries for travel and moving expenses in the ordinary course of business for bona fide business purposes of the Guarantor and its Restricted Subsidiaries, (vii) making other loans or advances to officers, employees or consultants of the Guarantor and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Guarantor and its Restricted Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding, (viii) making payments to officers or employees of the Guarantor or its Restricted Subsidiaries pursuant to obligations undertaken, at a time when such persons were not officers or employees of the Guarantor or its Restricted Subsidiaries, in connection with arms' length Asset Acquisitions or (ix) declaring or paying dividends on, or purchasing or redeeming, the Preferred Securities of a Special Finance Subsidiary.

     SECTION 4.14. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

     The Guarantor will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Guarantor to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Guarantor or any other Restricted Subsidiary of the Guarantor, (c) make loans or advances to, or any Investment in, the Guarantor or any other Restricted Subsidiary of the Guarantor, (d) transfer any of its properties or assets to the Guarantor or any other Restricted Subsidiary of the Guarantor or (e) guarantee any Indebtedness of the Guarantor or any other Restricted Subsidiary of the Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Guarantor or any Restricted Subsidiary of the Guarantor, (iii) customary restrictions on transfers of property subject to a Lien permitted under the provisions of this Indenture which could not materially adversely affect the Guarantor's ability to satisfy its obligations under the provisions of this Indenture and the Senior Notes, (iv) any agreement or other instrument of a person acquired by the Guarantor or any Restricted Subsidiary of the Guarantor (or a Restricted Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in any agreement or instrument relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and (vi) encumbrances and restrictions under Indebtedness in effect on the Issue Date (including under the Senior Notes) and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Senior Notes than those contained in the Indebtedness so refinanced or replaced.

     SECTION 4.15.  LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS.

     The Guarantor will not, and will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to, enter into any Sale-Leaseback Transaction with respect to any property of the Guarantor or any of its Restricted Subsidiaries where the aggregate amount of property subject to such Sale-Leaseback Transactions, together with the aggregate amount of Liens securing Indebtedness of the Guarantor and its Restricted Subsidiaries (other than Permitted Liens), exceeds 10% of the Guarantor's Consolidated Net Worth. Notwithstanding the foregoing, the Guarantor and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions ("PERMITTED SALE-LEASEBACK TRANSACTIONS") with respect to property acquired or constructed after May 28, 1998; PROVIDED that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Guarantor or such Restricted Subsidiary, as the case may be, and (b) after giving PRO FORMA effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Guarantor would be able to incur $1.00 of additional Indebtedness pursuant to 4.07 (assuming a market rate of interest with respect to such additional Indebtedness).

     SECTION 4.16.  LIMITATION ON APPLICABILITY OF CERTAIN COVENANTS.

     During any period of time that (i) the ratings assigned to the Senior Notes by each of S&P and Moody's (collectively, the "RATING AGENCIES") are no less than BBB-and Baa3, respectively (the "INVESTMENT GRADE RATINGS"), and
(ii) no Default or Event of Default has occurred and is continuing, the Guarantor and its Restricted Subsidiaries (including, without limitation, LGII) will not be subject to the covenants contained in Sections 4.07, 4.08, 4.09, 4.12,
4.13 and 4.14 (collectively, the "SUSPENDED COVENANTS"). If one or both Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the Guarantor and its Restricted Subsidiaries will be subject, on a prospective basis, to the Suspended Covenants (until the Rating Agencies have again assigned Investment Grade Ratings to the Senior Notes) and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the covenant contained in Section 4.07 as if such covenant had been in effect at all times after the Measurement Date.

     SECTION 4.17.  COMMISSION REPORTS.

     The Guarantor shall file with the Commission, or if not permitted or required to so file will deliver to the Trustee, the annual reports, quarterly reports and the information, documents and other reports required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Guarantor has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA
Section 314(a), the Guarantor shall file with the Trustee and provide to each Holder, within 15 days after it files them with the Commission (or if such filing is not permitted under the Exchange Act, 15 days after the Guarantor would have been required to make such filing), copies of such reports. The Guarantor also shall comply with the other provisions of TIA
Section 314(a). In addition, the Guarantor shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to the Guarantor's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

     SECTION 4.18.  RULE 144A INFORMATION REQUIREMENT.

     If at any time the Guarantor is no longer subject to the reporting requirements of the Exchange Act, it will furnish to the Holders or beneficial holders of the Senior Notes and prospective purchasers of the Senior Notes designated by the holders of the Senior Notes, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.19.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

     Each of LGII and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive LGII or the Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Senior Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of LGII and the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                     ARTICLE 5

                               SUCCESSOR CORPORATION

     SECTION 5.01.  WHEN LGII MAY MERGE, ETC..

     (a) The Guarantor will not, and will not permit LGII to, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Guarantor will not permit any of its Restricted Subsidiaries (including, without limitation, LGII) to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Guarantor or LGII or the Guarantor and its Restricted Subsidiaries, taken as a whole, or LGII and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Guarantor or LGII or the Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Guarantor, LGII or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Guarantor, LGII or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "SURVIVING ENTITY") shall be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Senior Notes and the performance and observance of every covenant and obligation of this Indenture and the Senior Notes on the part of the Guarantor or LGII, as the case may be, to be performed or observed and, in each case, this Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Guarantor, LGII or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness); (c) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Guarantor, LGII or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Guarantor or LGII, as the case may be, immediately before such transaction or series of transactions; and (d) the Guarantor, LGII or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause (C) of Section 4.08, any such successor person shall only be deemed to have succeeded to and be substituted for the Guarantor or LGII, as the case may be, with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

     SECTION 5.02.  SUCCESSOR SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor or LGII in accordance with Section 5.01 hereof, the successor person or persons formed by such consolidation or into which the Guarantor or LGII is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor or LGII, as the case may be, under this Indenture and the Senior Notes with the same effect as if such successor had been named as the Guarantor or LGII, as the case may be, herein; PROVIDED, HOWEVER, that solely for purposes of computing amounts described in subclause (C) of Section 4.08, any such successor person shall only be deemed to have succeeded to and be substituted for the Guarantor or LGII, as the case may be, with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                     ARTICLE 6

                                      REMEDIES

     SECTION 6.01.  EVENTS OF DEFAULT.

     An "EVENT OF DEFAULT" with respect to each series of Senior Notes means any of the following events:

               (a) default in the payment of the principal of or premium, if any, on any Senior Note of such series when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or


               (b) default in the payment of an installment of interest on any of the Senior Notes of such series, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

               (c) failure to perform or observe any other term, covenant or agreement contained in the Senior Notes of such series or the Guarantee with respect to Senior Notes of such series or pursuant to the provisions of this Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 30 days after written notice of such Default requiring the Guarantor and LGII to remedy the same shall have been given (i) to the Guarantor and LGII by the Trustee or (ii) to Guarantor, LGII and the Trustee by Holders of at least 25% in aggregate principal amount of the Senior Notes of such series then outstanding; or

               (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Guarantor or any Restricted Subsidiary of the Guarantor (including, without limitation, LGII) then has outstanding Indebtedness in excess of $20,000,000 (including Senior Notes of another series), individually or in the aggregate, and either
          (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

               (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000, either individually or in the aggregate, shall be entered against the Guarantor or any Restricted Subsidiary of the Guarantor (including, without limitation, LGII) or any of their respective properties and shall not be discharged or bonded against or stayed and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

               (f) either (i) the collateral agent under the Collateral Agreement or (ii) any holder of at least $20,000,000 in aggregate principal amount of Indebtedness of the Guarantor or any of its Restricted Subsidiaries (including, without limitation, LGII) shall commence judicial proceedings to foreclose upon assets of the Guarantor or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $20,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

               (g) the Guarantor or any Significant Subsidiary of the Guarantor pursuant to or under or within the meaning of any Bankruptcy
          Law:

                     (1) commences a voluntary case or proceeding;

                     (2) onsents to the entry of an order for relief against it in an involuntary case or proceeding;

                     (3) consents to the appointment of a Custodian of it or for all or substantially all of its property;

                     (4) makes a general assignment for the benefit of its
               creditors; or

                     (5) shall generally not pay its debts when such debts
               become due or shall admit in writing its inability to pay its debts generally; or

               (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (1) is for relief against the Guarantor or any Significant
               Subsidiary of the Guarantor in an involuntary case or proceeding,

                     (2) appoints a Custodian of the Guarantor or any
               Significant Subsidiary of the Guarantor for all or substantially all of its properties, or

                     (3) orders the liquidation of the Guarantor or any
               Significant Subsidiary of the Guarantor, and in each case the order or decree remains unstayed and in effect for 60 days; or

               (i) the Guarantee with respect to such series ceases to be in full force and effect or is declared null and void, or the Guarantor denies that it has any further liability under the Guarantee with respect to such series, or gives notice to such effect and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "NOTICE OF DEFAULT") requiring the Guarantor and LGII to remedy the same shall have been given (x) to the Guarantor and LGII by the Trustee or (y) to the Guarantor, LGII and the Trustee by Holders of at least 25% in aggregate principal amount of the Senior Notes of any series then outstanding.

     Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by LGII, the Guarantor, the Paying Agent, any Holder, any holder of Indebtedness or any of their respective agents.

     SECTION 6.02.  ACCELERATION.

     If an Event of Default (other than as specified in Section 6.01(g) or 6.01(h) occurs and is continuing with respect to the Senior Notes of any series, the Trustee, by written notice to the Guarantor and LGII, or the Holders of at least 25% in aggregate principal amount of the Senior Notes of such series then out standing, by written notice to the Trustee, the Guarantor and LGII, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Senior Notes of such series to be due and payable immediately, upon which declaration, all amounts payable in respect of the Senior Notes of such series shall be immediately due and payable. If an Event of Default specified in Section 6.01(g) or 6.01(h) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Senior Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Senior Notes.

     After a declaration of acceleration hereunder with respect to the Senior Notes of any series, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series, by written notice to the Guarantor, LGII and the Trustee, may rescind such declaration if (a) the Guarantor or LGII has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section 7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Senior Notes of such series, (iii) the principal of and premium, if any, on any Senior Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes of such series, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration at the rate borne by the Senior Notes of such series; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Senior Notes of such series that has become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 6.04.

     No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

     SECTION 6.03.  OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

     All rights of action and claims under this Indenture or the Senior Notes may be enforced by the Trustee even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

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

     SECTION 6.04.  WAIVER OF PAST DEFAULTS.

     Subject to the provisions of Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of any series by notice to the Trustee may, on behalf of the Holders of all the Senior Notes of any such series, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

     SECTION 6.05.  CONTROL BY MAJORITY.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED, HOWEVER, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or
(c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and PROVIDED, FURTHER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

     SECTION 6.06.  LIMITATION ON SUITS.

     No Holder of any Senior Notes of any series shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Senior Notes of such series unless:

               (1) the Holder gives written notice to the Trustee of a continuing Event of Default;

               (2) the Holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

               (5) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Senior Notes do not give the Trustee a direction which is inconsistent with the request;

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


     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Senior Note on or after the respective due dates set forth in such Senior Note.

     A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

     SECTION 6.07.  RIGHT OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision in this Indenture, the right of any Holder of a Senior Note to receive payment of the principal of, premium, if any, and interest on such Senior Note, on or after the respective Stated Maturities expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against LGII, the Guarantor or any other obligor on the Senior Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Senior Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIMS.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Guarantor, LGII or the Subsidiaries of the of the Guarantor and LGII (or any other obligor upon the Senior Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10.  PRIORITIES.

     If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

               First:  to the Trustee for amounts due under Section 7.08;

               Second: to the Holders for interest accrued on the Senior Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for interest;

               Third: to the Holders for principal amounts (including any premium) owing under the Senior Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal (including any premium); and

               Fourth: the balance, if any, to LGII or the Guarantor, as the case may be.

     The Trustee, upon prior written notice to LGII, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

     SECTION 6.11.  UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Senior Notes.

     SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Senior Note or the Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been deter mined adversely to the Trustee or to such Holder, then and in every such case LGII, the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                     ARTICLE 7

                                      TRUSTEE

     SECTION 7.01.  DUTIES.

     (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


(b)  Except during the continuance of an Event of Default,

               (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that

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


repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     SECTION 7.02.  RIGHTS OF TRUSTEE.

     Subject to Section 113 hereof and the provisions of TIA Section 315:

                     (a) the Trustee may rely on any document reasonably
               believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                     (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                     (c) the Trustee may act through its attorneys and agents
               and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                     (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

                     (e) the Trustee may consult with counsel of its own
               choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                     (f) the Trustee shall not be bound to make any
               investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

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

                     (g) the Trustee shall be under no obligation to exercise
               any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee, any Paying Agent, Registrar or any other agent of LGII or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and, subject to Sections 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with LGII, the Guarantor and their Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

     SECTION 7.04.  TRUSTEE'S DISCLAIMER.

     The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes or of the Guarantee, it shall not be accountable for LGII's use or application of the proceeds from the Senior Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Senior Notes other than the Trustee's certificate of authentication.

     SECTION 7.05.  NOTICE OF DEFAULT.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days thereafter; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Senior Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06.  MONEY HELD IN TRUST.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with LGII.

     SECTION 7.07  REPORTS BY TRUSTEE TO HOLDERS.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

     A copy of each report at the time of its mailing to Holders shall be mailed to LGII and filed with the Commission and each securities exchange, if any, on which the Senior Notes are listed.

     LGII shall notify the Trustee in writing if the Senior Notes become listed on any securities exchange.

     SECTION 7.08.  COMPENSATION AND INDEMNITY.

     LGII and the Guarantor covenant and agree to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. LGII and the Guarantor shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     LGII and the Guarantor shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify LGII and the Guarantor promptly of any claim asserted against the Trustee for which it may seek indemnity. LGII and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and LGII and the Guarantor shall pay the reasonable fees and expenses of such counsel. LGII and the Guarantor need not pay for any settlement made without its prior written consent. LGII and the Guarantor need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the payment obligations of LGII and the Guarantor in this
Section 7.08, the Trustee shall have a Lien prior to the Senior Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Senior Notes.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or (h), the expenses and the compensation for the services are intended to constitute expenses of administra tion under any Bankruptcy Law.

     The obligations of LGII and the Guarantor under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the obligations of LGII and the Guarantor pursuant to Article Eight and/or the termination of this Indenture.

     SECTION 7.09.  REPLACEMENT OF TRUSTEE.

     The Trustee may resign by so notifying LGII. The Holders of a majority in principal amount of the outstanding Senior Notes may remove the Trustee by so notifying LGII and the Trustee and may appoint a successor trustee with LGII's prior written consent. LGII may remove the Trustee if:

                     (a) the Trustee fails to comply with Section 7.11;


                     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                     (c) a receiver or other public officer takes charge of the
               Trustee or its property; or

                     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, LGII shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by
Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Senior Notes may, with LGII's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by LGII.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to LGII. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, of LGII or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the obligations of LGII and the Guarantor under Section 7.08 shall continue for the benefit of the retiring Trustee.

     SECTION 7.10.  SUCCESSOR TRUSTEE BY MERGER, ETC..

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

     SECTION 7.11  ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 7.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST LGII.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.

                                     ARTICLE 8

                      SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 8.01.  TERMINATION OF THE OBLIGATION OF LGII AND THE GUARANTOR.

     Each of LGII and the Guarantor may terminate its obligations under the Senior Notes of any series and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Senior Notes of such series previously authenticated and delivered (other than destroyed, lost or stolen Senior Notes which have been replaced or paid or Senior Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by LGII and thereafter repaid to LGII, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Guarantor or LGII has paid all sums payable by it hereunder, or if:

               (a) either (i) pursuant to Article Three, LGII shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Senior Notes of such series under arrangements satisfactory to the

          Trustee for the giving of such notice or (ii) all Senior Notes of such series have otherwise become due and payable hereunder;

               (b) the Guarantor or LGII shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Senior Notes of such series to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Senior Notes of such series;

               (c) no Default or Event of Default with respect to this Indenture or the Senior Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which LGII or the Guarantor is a party or by which it is bound;

               (d) LGII or the Guarantor shall have paid all other sums payable by it hereunder;

               (e) LGII or the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of LGII's and the Guarantor's obligation under the Senior Notes of such series, the related Guarantee and this Indenture have been complied with.

     Notwithstanding the foregoing paragraph, LGII's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 and the Guarantor's obligations in respect thereof shall survive until the Senior Notes of such series are no longer outstanding pursuant to Section 2.12. After the Senior Notes of such series are no longer outstanding, LGII obligations in Sections 7.08, 8.03,
8.04 and 8.05 and the Guarantor's obligations in respect thereof Guarantor or LGII, as the case may be, shall survive.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of LGII's and the Guarantor's obligations under the Senior Notes of such series except for those surviving obligations specified above.

     SECTION 8.02.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

     (a) Each of LGII and the Guarantor may, at its option by Board Resolution of the Board of Directors of the Guarantor or LGII, as the case may be, at any time, with respect to the Senior Notes of any series, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Senior Notes of such series upon compliance with the conditions set forth in paragraph (d).

     (b) Upon LGII's or the Guarantor's exercise under paragraph (a) of the option applicable to this paragraph (b), LGII and the Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Senior Notes of any series on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such legal defeasance means that LGII shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes of such series, which shall thereafter be deemed to be "OUTSTANDING" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture insofar as such Senior Notes are concerned (and the Trustee, at the expense of LGII, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Senior Notes of such series to receive solely from the trust fund described in paragraph
(d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) LGII's obligations with respect to such Senior Notes under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08 and the Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, LGII may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Senior Notes of such series.

     (c) Upon the exercise by LGII and the Guarantor under paragraph (a) of the option applicable to this paragraph (c), each of LGII and the Guarantor shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.07 through 4.17 with respect to the outstanding Senior Notes of any series on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Senior Notes of such series shall thereafter be deemed to be not "OUTSTANDING" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING"
for all other purposes hereunder.   For this purpose, such covenant
defeasance means that, with respect to the outstanding Senior Notes, LGII and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under

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

Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Senior Notes of any series:

               (1) LGII shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (x) cash, in United States dollars, in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. GOVERNMENT OBLIGATIONS") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any rein vestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Senior Notes of such series not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Senior Notes of such series (except lost, stolen or destroyed Senior Notes which have been replaced or repaid) on the Maturity Date thereof or otherwise in accordance with the terms of this Indenture and of such Senior Notes; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from LGII instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes of such series;

               (2) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Senior Notes of such series shall have occurred and be continuing on the date of such deposit or, insofar as
          Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (3) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of LGII or the Guarantor;

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


               (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which LGII or the Guarantor is a party or by which it is bound;

               (5) in the case of an election under paragraph (b) above, LGII shall have delivered to the Trustee an Opinion of Counsel stating that
          (x) LGII has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Senior Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

               (6) in the case of an election under paragraph (c) above, LGII shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Senior Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

               (7)   in the case of an election under either paragraph (b) or
          (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of LGII or the Guarantor, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; PROVIDED, HOWEVER, that if a court were to rule under any such law in any case or pro ceeding that the trust funds remained property of LGII or the Guarantor, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Senior Notes of such series, the Trustee will hold, for the benefit of the Holders of Senior Notes of such series, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Senior Notes of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Senior Notes of such series in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

               (8) LGII shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and
          (y) if any other Indebtedness of LGII or the Guarantor shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

     (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "TRUSTEE") pursuant to paragraph (d) above in respect of the outstanding Senior Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than LGII or any Affiliate of LGII) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

     LGII shall, and the Guarantor shall cause LGII to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes of such series.

     Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to LGII from time to time upon the request, in writing, by LGII any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

     SECTION 8.03.  APPLICATION OF TRUST MONEY.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Senior Notes of each series.


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


     SECTION 8.04.  REPAYMENT TO LGII OR GUARANTOR.

     Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to LGII or if deposited with the Trustee by the Guarantor, to the Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to LGII or the Guarantor, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of LGII cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to LGII. After payment to LGII or the Guarantor, Holders entitled to money must look solely to LGII and the Guarantor for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

     SECTION 8.05.  REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then LGII's and the Guarantor's obligations under this Indenture and the Senior Notes of such series shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is per mitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; PROVIDED, HOWEVER, that if LGII or the Guarantor has made any payment of principal of, premium, if any, or interest on any Senior Notes of such series because of the reinstatement of its obligations, LGII or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                     ARTICLE 9

                        AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01.  WITHOUT CONSENT OF HOLDERS.

     LGII, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Senior Notes without notice to or consent of any Holder:

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


               (a)   to cure any ambiguity, defect or inconsistency;

               (b)   to comply with Article Five;

               (c) to provide for uncertificated Senior Notes in addition to certificated Senior Notes;

               (d) to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

               (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

     Notwithstanding the above, the Trustee and LGII may not make any change that adversely affects the rights of any Holders hereunder. LGII shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (e) of this Section 9.01 does not adversely affect the rights of any Holder.

     SECTION 9.02.  WITH CONSENT OF HOLDERS.

     Subject to Section 6.04, LGII, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend this Indenture or the Senior Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of each series of the Senior Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Senior Notes of such series then outstanding by written notice to the Trustee may waive future compliance by LGII or the Guarantor with any provision of this Indenture, the Guarantee or the Senior Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 9.01, may not:

               (a) reduce the percentage in outstanding aggregate principal amount of such series of Senior Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, the Guarantee or the Senior Notes;


               (b) reduce or change the rate or time for payment of interest on any Senior Note;

               (c) change the currency in which any Senior Note, or any premium or interest thereon, is payable;

               (d) reduce the principal amount outstanding of or extend the fixed maturity of any Senior Note or alter the redemption provisions with respect thereto;

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


               (e) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Senior Note;

               (f) make the principal of, premium, if any, or interest on any Senior Note payable in money other than that stated in the Senior Note;

               (g)   modify this Section 9.02 or Section 6.04 or Section 6.07;

               (h) amend, alter, change or modify the obligation of LGII to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

               (i) modify or change any provision of this Indenture affecting the subordination or ranking of the Senior Notes or the Guarantee in a manner adverse to the Holders;

               (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Senior Notes of such series.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, LGII shall mail to the Holder of each Senior Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of LGII to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

     SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment of or supplement to this Indenture, the Guarantee or each series of the Senior Notes shall comply with the TIA as then in effect.

     SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Senior Note or portion of that Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of a Senior Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be

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


effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

     LGII may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sen tences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (j) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note.

     SECTION 9.05.  NOTATION ON OR EXCHANGE OF SENIOR NOTES.

     If an amendment, supplement or waiver changes the terms of a Senior Note of any series, the Trustee shall (in accordance with the specific direction of LGII) request the Holder of the Senior Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of LGII) place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if LGII or the Trustee so determines, LGII in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.06.  TRUSTEE MAY SIGN AMENDMENTS, ETC..

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon LGII in accordance with its terms.


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


                                     ARTICLE 10

                             GUARANTEE OF SENIOR NOTES

     SECTION 10.01.  GUARANTEE.

     Subject to the provisions of this Article Ten, the Guarantor hereby unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of LGII to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Senior Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Senior Notes and all other obligations of LGII to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of LGII to the Holders, for whatever reason, the Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Senior Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of LGII.

     The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against LGII, any action to enforce the same, whether or not a Guarantee is affixed to any particular Senior Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of LGII, any right to require a pro ceeding first against LGII, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to LGII, or any custodian, trustee, liquidator or other similar official acting in relation to LGII, any amount paid by LGII to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between it, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such

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


obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

     This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against LGII for liquidation or reorganization, should LGII become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of LGII's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Senior Notes, whether as a "VOIDABLE PREFERENCE," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, Senior Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     No stockholder, officer, director, employer or incorporator, past, present or future, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

     The Guarantee constitutes a guarantee of payment. When the Guarantee is secured, it ranks pari passu in right of payment to all secured senior indebtedness of the Guarantor. When the Guarantee is unsecured, it ranks pari passu in right of payment to all unsecured senior indebtedness of the Guarantor.

     SECTION 10.02  EXECUTION AND DELIVERY OF GUARANTEE.

     To further evidence the Guarantee set forth in Section 10.01, the Guarantor hereby agrees that a notation on the Guarantee, substantially in the form included in Exhibit C hereto, shall be endorsed on each Senior Note authenticated and delivered by the Trustee after the Guarantee is executed by either manual or facsimile signature of Officers of the Guarantor. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Senior Note.

     The Guarantor hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of the Guarantee.

     If an Officer of the Guarantor whose signatures is on this Indenture or a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note or at any time thereafter, the Guarantor's Guarantee of such Senior Note shall be valid nevertheless.

     The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

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


     SECTION 10.03  INTEREST ACT (CANADA).

     If and to the extent that the laws of Canada are applicable to any amounts payable by the Guarantor under this Indenture that are characterized as interest by any applicable authority, for purposes of disclosure under the Interest Act (Canada), the yearly rate of interest for any period less than one year to which interest at a stated rate computed on the basis of a year of 360 days consisting of twelve 30-day months is equivalent is the stated rate multiplied by a fraction of which (a) the numerator is the product of
(i) the actual number of days in the calendar year in which the first day of the relevant period falls and (ii) the sum of (A) the product of (x) 30 and
(y) the number of complete months elapsed in the relevant period and (B) the actual number of days elapsed in any incomplete month in the relevant period, and (b) the denominator is the product of (i) 360 and (ii) the actual number of days in the relevant period.

                                     ARTICLE 11

                                   MISCELLANEOUS

     SECTION 11.01.  TRUST INDENTURE ACT OF 1939.

     This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

     SECTION 11.02  NOTICES.

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

     If to LGII or the Guarantor to:


          Loewen Group International, Inc.
          3190 Tremont Avenue
          Trevose, PA 19053

     With a copy to:

          The Loewen Group Inc.
          4126 Norland Ave.
          Burnaby, British Columbia
          Canada V5G3S8

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


     If to the Trustee to:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street
          Hartford, CT 06103
          Attention: Corporate Trust Department

     The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Senior Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 11.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     SECTION 11.04  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by LGII or the Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the
Trustee:

               (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

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


               (a) a statement that the person making such certificate or opinion has read such covenant or condition;

               (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

               (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 11.06.  RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 11.07.  GOVERNING LAW.

     The laws of the State of New York shall govern this Indenture, the Guarantees and the Senior Notes without regard to principles of conflicts of law. The Trustee, LGII, the Guarantor and the Holders agree to submit to the juris diction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Guarantee or the Senior Notes.

     SECTION 11.08.  CONSENT TO SERVICE OF PROCESS.

     Each of LGII and the Guarantor irrevocably (a) agrees that any legal suit, action or proceeding arising out of or based upon this Indenture and the Senior Notes issued hereunder may be instituted in any federal or state court located in the City of New York, (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. Each of LGII and the Guarantor has appointed Thelen, Marrin, Johnson & Bridges LLP, 330 Madison Avenue, New York, New York 10017,
Attention: David P. Graybeal, Esq., as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any suit, action or proceeding arising out of or based on this Indenture which may be instituted in any federal or state court located in The City of New York, expressly consents to the jurisdiction of any such court in respect of any suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of LGII and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to LGII and the Guarantor shall be deemed, in every respect, effective service of process upon LGII and the Guarantor. Notwithstanding the foregoing, designation of an authorized agent does not constitute submission to jurisdiction or consent to service or process in any legal action or proceeding predicated on United States federal or state securities laws.

     SECTION 11.09.  NO INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of LGII, the Guarantor or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.10.  NO RECOURSE AGAINST OTHERS.

     A director, officer, employee, stockholder or Affiliate, as such, of LGII or the Guarantor shall not have any liability for any obligations of LGII under the Senior Notes or this Indenture or for any obligations of the Guarantor under the Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability.

     SECTION 11.11.  SUCCESSORS.

     All agreements of each of LGII and the Guarantor in this Indenture and the Senior Notes and the Guarantee shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12.  DUPLICATE ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

     SECTION 11.13.  SEPARABILITY.

     In case any provision in this Indenture, the Guarantee or the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

     SECTION 11.14.  TABLE OF CONTENTS, HEADINGS, ETC..

     The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 11.15.  BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                     LOEWEN GROUP INTERNATIONAL, INC.


                     By: /s/ RAYMOND L. LOEWEN
                        -----------------------------------------
                        Name: RAYMOND L. LOEWEN
                             ------------------------------------
                        Title: CHIEF EXECUTIVE OFFICER
                              -----------------------------------

[CORPORATE SEAL]

Attest: /s/ PETER S. HYNDMAN

By:    /s/ PETER S. HYNDMAN
   --------------------------------------
Title: CORPORATE SECRETARY
     ------------------------------------


                     THE LOEWEN GROUP INC.


                     By: /s/ RAYMOND L. LOEWEN
                        -----------------------------------------
                        Name: RAYMOND L. LOEWEN
                             ------------------------------------
                        Title: CHIEF EXECUTIVE OFFICER
                              -----------------------------------

[CORPORATE SEAL]

Attest: /s/ PETER S. HYNDMAN

By:    /s/ PETER S. HYNDMAN
   --------------------------------------
Title: CORPORATE SECRETARY
     ------------------------------------

                     STATE STREET BANK AND TRUST
                       COMPANY, as Trustee


                     By: /s/ MICHAEL M. HOPKINS
                        -----------------------------------------
                         Name: MICHAEL M. HOPKINS
                               ----------------------------------
                         Title: VICE PRESIDENT
                               ----------------------------------



[CORPORATE SEAL]

Attest: /s/  MARYANNE L. DUFRESNE
        ---------------------------

By: /s/  MARYANNE L. DUFRESNE
    -------------------------------
Title: ASSISTANT SECRETARY
      -----------------------------
                                         83

                                                                     EXHIBIT A

     THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS GLOBAL NOTE RESELL OR OTHERWISE TRANSFER THIS GLOBAL NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS GLOBAL NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO

TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 27 AND 28 OF THE INDENTURE.

                          LOEWEN GROUP INTERNATIONAL, INC.

                    % SENIOR GUARANTEED NOTES DUE [           ]

No. ______     $__________
CUSIP No.

     LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & Co. or registered
assigns, the principal sum of _______________ Dollars on [         ], at the
office or agency of the Company referred to below, and to pay interest thereon on ________ and __________, in each year, commencing on ________________, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been
paid, from the original date of issuance, at the rate of      % per annum,
until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the
Regular Record Date for such interest, which shall be [         ] or
[          ](whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "REGULAR RECORD DATE"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Global Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Global Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Global Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     The Holder of this Global Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 28, 1998, among the Company, the Guarantor and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). The Registration Rights Agreement contains provisions permitting an increase in the interest rate borne by this Global Note in the event of the failure to file or to have declared effective an Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), or to consummate an Exchange Offer within prescribed time periods specified in such Registration Rights Agreement.

     Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

     Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:

                     LOEWEN GROUP INTERNATIONAL, INC.



                     By:
                       ------------------------------------------
                        Name:
                        Title:


                     By:
                       ------------------------------------------
                        Name:
                        Title:
[CORPORATE SEAL]

Attest:

By:
  ---------------------------
Title:
      -----------------------

                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Global Notes of the series designated therein referred to in the within-mentioned Indenture.

                         STATE STREET BANK AND TRUST
                          COMPANY, as TRUSTEE

                         By:
                            -------------------------------------
                                    Authorized Officer

                              (Reverse of Global Note)

     1.   INDENTURE.  This Global Note is one of a duly authorized series of
Senior Notes of the Company designated as its       % Senior Guaranteed Notes
due [    ] (the "SENIOR NOTES"), which may be issued under an indenture
(herein called the "INDENTURE") dated as of [              ], among Loewen
Group International, Inc., a Delaware corporation, as issuer (the "COMPANY"), The Loewen Group Inc., as guarantor of the obligations of the Company under the Indenture (the "GUARANTOR") and State Street Bank and Trust Company, a
[           ], as trustee (herein called the "TRUSTEE," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantor and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Senior Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Senior Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     2.   REDEMPTION.

     (a) OPTIONAL REDEMPTION. The Senior Notes are redeemable as a whole or in part, at the option of the Company, at any time upon not less than 10 nor more than 60 days' prior notice at a Redemption Price equal to the greater of
(i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus
37.5 (in the case of Series 6 Senior Notes) basis points or 50 (in the case of Series 7 Senior Notes) basis points, plus in each case accrued interest to the date of redemption.

     "TREASURY YIELD" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes. "INDEPENDENT INVESTMENT BANKER" means Salomon Brothers Inc and its successor or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

     "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices of the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

     "REFERENCE TREASURY DEALER" means each of Salomon Brothers Inc, Goldman, Sachs & Co., Nesbitt Burns Securities Inc., BT Alex. Brown Incorporated, Deutsche Morgan Grenfell Inc., and their respective successors; PROVIDED HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company shall substitute therefor another Primary Treasury Dealer.

     (b) PARTIAL REDEMPTION. In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     3. GUARANTEE. This Senior Note is entitled to a senior Guarantee made for the benefit of the Holders. Reference is hereby made to the Guarantee attached hereto and the Indenture (including, without limitation, Article 10 thereof) for the terms of the Guarantee.

     4. OFFERS TO PURCHASE. Sections 4.11 and 4.12 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Senior Notes in accordance with the procedures set forth in the Indenture.

     5. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Senior Notes, plus all accrued and unpaid interest, if any, to and including the date the Senior Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

     6. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Senior Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor under this Senior Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     7. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes of each series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of each series of the Senior Notes at the time outstanding, on behalf of the Holders of all the Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Senior Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

     8. DENOMINATIONS, TRANSFER AND EXCHANGE. The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable on the security register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     9. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     10. GOVERNING LAW. This Senior Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                     Schedule A

                  Exchange of (a) portions of this Global Note for

                        Physical Notes or (b) Physical Notes
                        for an interest in this Global Note.


                       Principal Amount of Physical Notes Issued in
                       Exchange for, or Exchanged for an Interest in,       Remaining Principal Amount of      Notation
        Date           the Global Note                                             this Global Note            Made By
        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

        ----           ----------------------------------------------       -----------------------------      --------

                                                                     EXHIBIT B

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
(E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                          LOEWEN GROUP INTERNATIONAL, INC.
                      % SENIOR GUARANTEED NOTES DUE [       ]

No. ______     $__________
CUSIP No.

     LOEWEN GROUP INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to [        ] or registered
assigns, the principal sum of _______________ Dollars on [         ], at the
office or agency of the Company referred to below, and to pay interest thereon on ________ and __________, in each year, commencing on ________________, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been
paid, from the original date of issuance, at the rate of      % per annum,
until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Physical Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which
shall be [         ] or [          ] (whether or not a Business Day), as the
case may be, next preceding such Interest Payment Date (each a "REGULAR RECORD DATE"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Physical Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Physical Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Senior Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     The Holder of this Physical Note is entitled to the benefits of a Registration Rights Agreement, dated as of May 28, 1998, among the Company, the Guarantor and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). The Registration Rights Agreement contains provisions permitting an increase in the interest rate borne by this Physical Note in the event of the failure to file or to have declared effective an Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), or to consummate an Exchange Offer within prescribed time periods specified in such Registration Rights Agreement.

     Payment of the principal of, premium, if any, and interest on this Physical Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

     Reference is hereby made to the further provisions of this Physical Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Physical Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:

                     LOEWEN GROUP INTERNATIONAL, INC.



                     By:
                        ------------------------------------------
                        Name:
                        Title:


                     By:
                        ------------------------------------------
                        Name:
                        Title:

[CORPORATE SEAL]

Attest:

By:
   ------------------------

Title:
      ---------------------

                      TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Physical Notes of the series designated therein referred to in the within-mentioned Indenture.

                     STATE STREET BANK AND TRUST
                     COMPANY, as TRUSTEE

                     By:
                        --------------------------------------
                            Authorized Officer

                                 (Reverse of Note)

     1.   INDENTURE.  This Note is one of a duly authorized series of Senior
Notes of the Company designated as its       % Senior Guaranteed Notes due
[    ] (the "SENIOR NOTES"), which may be issued under an indenture (herein
called the "INDENTURE") dated as of [              ], among Loewen Group
International, Inc., a Delaware corporation, as issuer (the "COMPANY"), The Loewen Group Inc., as guarantor of the obligations of the Company under the Indenture (the "GUARANTOR") and State Street Bank and Trust Company, a
[           ], as trustee (herein called the "TRUSTEE," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, the Guarantor and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

     All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or the Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     2.   REDEMPTION.

     (a) OPTIONAL REDEMPTION. The Senior Notes are redeemable as a whole or in part, at the option of the Company, at any time upon not less than 10 nor more than 60 days' prior notice at a Redemption Price equal to the greater of
(i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus
37.5 (in the case of Series 6 Senior Notes) basis points or 50 (in the case of Series 7 Senior Notes) basis points, plus in each case accrued interest to the date of redemption.

     "TREASURY YIELD" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Senior Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes. "INDEPENDENT INVESTMENT BANKER" means Salomon Brothers Inc and its successor or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

     "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the applicable Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices of the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

     "REFERENCE TREASURY DEALER" means each of Salomon Brothers Inc, Goldman, Sachs & Co., Nesbitt Burns Securities Inc., BT Alex. Brown Incorporated, and Deutsche Morgan Grenfell Inc., and their respective successors; PROVIDED HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company shall substitute therefor another Primary Treasury Dealer.

     (b) PARTIAL REDEMPTION. In the event of redemption of this Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     3. GUARANTEE. This Note is entitled to a senior Guarantee made for the benefit of the Holders. Reference is hereby made to the Guarantee attached hereto and the Indenture (including, without limitation, Article 10 thereof) for the terms of the Guarantee.

     4. OFFERS TO PURCHASE. Sections 4.11 and 4.12 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Senior Notes in accordance with the procedures set forth in the Indenture.

     5. DEFAULTS AND REMEDIES. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Senior Notes, plus all accrued and unpaid interest, if any, to and including the date the Senior Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

     6. DEFEASANCE. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company and the Guarantor under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     7. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes of each series at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of each series of the Senior Notes at the time outstanding, on behalf of the Holders of all the Senior Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Senior Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     8. DENOMINATIONS, TRANSFER AND EXCHANGE. The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     9. PERSONS DEEMED OWNERS. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

     10. GOVERNING LAW. This Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                         OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Senior Note and the Guarantee purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, check the appropriate box:


                                 Section 4.11 [  ]


                                 Section 4.12 [  ]

     If you wish to have a portion of this Senior Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:


                                  $
                                    -----------------


Date:                         Your Signature:
     --------------------                    ----------------------------------
                                               (Sign exactly as your name
                                               appears on the other side of this
                                               Senior Note)





Signature Guarantee:
                    --------------------------------

                                                                     EXHIBIT C
                                  SENIOR GUARANTEE

     For value received, the undersigned hereby unconditionally guarantees to the Holder of this Senior Note the payments of principal of, premium, if any, and interest on this Senior Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Senior Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Senior Notes, to the Holder of this Senior Note and the Trustee, all in accordance with and subject to the terms and limitations of this Senior Note, the Indenture (including, without limitation, Article 10 thereof) and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Senior Note.

     The obligations of the undersigned to the Holders of Senior Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture (including, without limitation, Article 10 thereof) and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. Each Holder of a Senior Note, by accepting the same, agrees to and shall be bound by such provisions.

      IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed under its corporate seal.

     Dated:

                     THE LOEWEN GROUP INC.



                      By:
                         -------------------------------------
                         Name:
                         Title:


                     By:
                         -------------------------------------
                         Name:
                         Title:

[CORPORATE SEAL]

Attest:

By:
   ----------------------------

Title:
      -------------------------

                                  ASSIGNMENT FORM

     If you the holder want to assign this Senior Note, fill in the form below and have your signature guaranteed:

     I or we assign and transfer this Senior Note to

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     (Insert assignee's social security or tax ID number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

     (Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.




Date:                         Your Signature:
     --------------------                   -----------------------------------
                                              (Sign exactly as your name
                                              appears on the other side of this
                                              Senior Note)





Signature Guarantee:
                    ---------------------------------